CONFORMED COPY
                      STOCK PURCHASE AGREEMENT dated as of
             April 22, 1997, among SALOMON INC, a Delaware corporation
            ("Seller"), BASIS PETROLEUM, INC., a Texas corporation (the
                     "Company"), VALERO REFINING AND MARKETING
               COMPANY, a Delaware corporation ("Buyer"), and VALERO
               ENERGY CORPORATION, a Delaware corporation ("Valero").

     Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, all the issued and outstanding shares (the "Shares") of Common Stock, par value $.01 per share, of the Company. Valero desires to cause Buyer to purchase all the Shares or, alternatively, to itself purchase all the Shares and, in connection with either such purchase, to issue to Seller shares of Common Stock, par value $1.00 per share ("Valero Common Stock"), of Valero.
If Valero elects to purchase the Shares, references in this Agreement to Buyer purchasing the Shares or to the Shares being delivered to Buyer shall be deemed to refer to Valero.

     Accordingly, Seller, the Company, Buyer and Valero hereby agree as follows:

     SECTION 1. Purchase and Sale of the Shares; Excluded Assets and Liabilities. (a) Purchase and Sale. (i) On the terms and subject to the conditions of this Agreement, Seller shall sell, transfer and deliver or cause to be sold, transferred and delivered to Buyer, and Buyer shall, and Valero shall cause Buyer to, purchase from Seller, the Shares for an aggregate purchase price (the "Purchase Price") equal to the sum of (A) $285,000,000 and
(B) the amount of Net Working Capital (as defined in Section 2(b)(i)). A portion of the Purchase Price equal to $120,000,000 (the "Stock Amount") shall be paid, subject to the proviso in Section 2(a)(i) and to Section 13(b), in shares of Valero Common Stock, and the remainder of the Purchase Price shall be paid in immediately available funds, in each case as set forth in Section 2(a)(i).

     (ii) As additional consideration for the sale of the Shares, Valero, until consummation of the Spin-Off (as defined in Section 13(b)), and thereafter Buyer, shall make additional annual payments to Seller according to the terms set forth in Annex A (collectively, the "Additional Annual Payments"). Each of Buyer, Valero and the Company hereby waives, to the fullest extent permitted under Applicable Law (as defined in Section 3(a)(ii)), any and all rights it may have to set off, appropriate or apply against any amount to which it may be entitled under Section 11 any Additional Annual Payment payable by Buyer or Valero pursuant to Annex A.

     (b) Excluded Assets. At the Closing (as defined in Section 2(a)(i)), the Company shall continue to own all assets presently owned by the Company that are used in, or useful to, the present business and operations of the Company, except for the following assets (collectively, the "Excluded Assets"):

     (i)  all assets identified for exclusion in or pursuant to
Section 2(b)(ii);

     (ii) all limited partnership interests in Hollywood 3003-6, Ltd., Hollywood 3007-8, Ltd., Hollywood 3009-14, Ltd., Hollywood Chem 108, Ltd. and Matagorda Terminal, Ltd., each a Texas limited partnership;

     (iii) all the issued and outstanding shares of capital stock of, and other direct and indirect investments in, each person listed in Schedule 4(f) and each other person of which a majority of the voting power of the voting equity securities or equity interests is owned, directly or indirectly, by the Company (each, a "Subsidiary"), including Basis Clearing, Inc. ("Basis Clearing"), but excluding Genesis Energy, L.L.C., Genesis Energy, L.P. and Genesis Crude Oil, L.P., which are the subject of clause (vi) below;

     (iv) all cash and cash equivalents;

     (v) all income tax and deferred income tax benefits associated with the termination of the Safe Harbor Lease dated February 25, 1983 (the "Safe Harbor Lease"), between Atlantic Richfield Company and the Company (as successor to Hill Petroleum Company);

     (vi) all member interests in Genesis Energy, L.L.C. ("GELLC"), the general partner of Genesis Energy, L.P. ("GE") and of Genesis Crude Oil, L.P. ("GC" and, together with GELLC and GE, "Genesis"), all subordinated limited partner interests in GC and any other direct or indirect investments in Genesis (collectively, the "Genesis Investments");

     (vii) all intercompany indebtedness or accounts receivable due from Seller, Genesis or any other affiliate of the Company;

     (viii) all rights, title and interests under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement with Seller or any of its affiliates designed to protect against fluctuations in interest rates (collectively, "Interest Rate Swaps");

     (ix) all rights, claims and benefits relating to or arising from any suit, action, claim, governmental written inquiry, governmental investigation or other proceeding pending as of the Closing Date with respect to the Company or any of its properties, assets, operations or businesses to the extent (A) existing, or arising out of any state of facts existing, on or prior to the Closing and (B) attributable to the time prior to the Closing;

     (x) all assets consumed or otherwise disposed of in the ordinary course of the business of the Company;

     (xi) all rights, title and interests under any forward derivative contract (collectively, "Forward Derivative Contracts"), including Over-the-Counter swaps, swaptions and other derivative contracts and futures contracts on the New York Mercantile Exchange ("NYMEX") or on the International Petroleum Exchange;
     (xii)  all prepaid insurance, including prepaid cargo insurance;

     (xiii) all rights, claims and benefits relating to overbilling by Petrofac for valve work at the Company's Texas City refinery; and

     (xiv) all rights, claims and benefits of Seller or the Company to the extent relating to any other Excluded Asset or any Excluded Liability (as defined in Section 1(c)), including any such items arising under insurance policies, and all guarantees, warranties, indemnities and similar rights in favor of Seller or the Company in respect of any other Excluded Asset or any Excluded Liability.

     (c) Excluded Liabilities. At the Closing, the Company shall have all contractual, legal and other liabilities arising in the course of their business or related to the assets of the Company at the Closing, except for the following liabilities (collectively, the "Excluded Liabilities"), all of which shall be assumed by Seller or one of its affiliates other than the
Company:

     (i) all liabilities identified for exclusion in or pursuant to Section 2(b)(ii);

     (ii) all obligations and other liabilities under the agreements identified in Schedule 1(c);

     (iii) all intercompany indebtedness or accounts payable owed to Seller, Genesis or any other affiliate of the Company;

     (iv) all obligations and other liabilities under any Interest Rate Swap;

     (v) all obligations, liabilities and expenses related to or arising from any suit, action, claim, governmental written inquiry, governmental investigation or other proceeding pending as of the Closing Date with respect to the Company or any of its properties, assets, operations or businesses to the extent (A) existing, or arising out of any state of facts existing, on or prior to the Closing and

     (B)  attributable to the time prior to the Closing;

     (vi) all obligations and other liabilities for post-retirement medical and insurance benefits and for long-term disability benefits under Statement of Financial Accounting Standards Board Statement No. 106 ("SFAS 106") and No. 112, respectively, other than obligations and other liabilities for post-retirement medical and insurance benefits under SFAS 106 relating to Retained Employees to the extent retained by the Company pursuant to Section 9(c) (the "Retained SFAS 106 Liabilities");

     (vii) all obligations and other liabilities under any Forward Derivative Contract; and

     (viii) all obligations and liabilities for employee benefits relating to the discontinued Houston petrochemical operations, except to the extent an accrual therefor is included in Current Liabilities (as defined in Section 2(b)(i)).

     SECTION 2. Closing; Net Working Capital. (a) Closing. (i) The closing (the "Closing") of the purchase and sale of the Shares shall be held at the offices of Cravath, Swaine & Moore, 825 Eighth Avenue, New York, New York, at 9:00 a.m. on May 1, 1997, or, if the conditions to the Closing set forth in
Section 3 shall not have been satisfied by such date, as soon as practicable after such conditions shall have been satisfied. The date on which the Closing shall occur is hereinafter referred to as the "Closing Date". At the Closing, (A) Valero shall deliver or cause to be delivered to Seller certificates, registered in the name of Seller or its designee, representing a number of shares (rounded down to the nearest whole share) of Valero Common Stock (the "Valero Shares") equal to the product of the Stock Amount divided by the Average Market Price (as defined in Section 2(a)(ii)), (B) Buyer shall, and Valero shall cause Buyer to, deliver to Seller, by wire transfer to a bank account, which shall be designated in writing by Seller at least two Business Days (as defined in Section 2(b)(i)) prior to the Closing Date, immediately available funds in an amount equal to the sum of (I) $165,000,000, (II) the product of the Average Market Price and the fraction of a whole share of Valero Common Stock eliminated in rounding down to determine the number of Valero Shares and (III) the Estimated Net Working Capital Amount (as defined in Section 2(b)(iii)) and (C) Seller shall deliver or cause to be delivered to Buyer certificates representing the Shares; provided, however, that if the number of Valero Shares would (but for this proviso) exceed 19.99% (rounded down to the nearest whole share) of the total number of shares of Valero Common Stock outstanding immediately prior to the Closing (the number of shares making up such 19.99% level, as so rounded, the "Share Maximum"), then
(x) the number of Valero Shares shall equal the Share Maximum and (y) the amount of immediately available funds payable under clause (B) above shall be increased by the difference between the Stock Amount and the product of the Share Maximum times the Average Market Price. The Shares so delivered shall be duly endorsed in blank or accompanied by stock powers duly endorsed in blank in proper form for transfer, with appropriate transfer stamps, if any, affixed.

     (ii) For purposes of this Agreement, "Average Market Price" means the average of the daily high and low prices per share of Valero Common Stock as reported on the New York Stock Exchange ("NYSE") Composite Tape ("NYSE Tape") on each of the last five consecutive full NYSE trading days (the "Average Period") ending on and including the fifth trading day prior to the Closing Date; provided, however, that if the Board of Directors of Valero declares a dividend on the outstanding shares of Valero Common Stock having a record date on or before the Closing Date but an ex-dividend date (based on "regular way" trading on the NYSE of shares of Valero Common Stock, the "Ex-Date") that occurs after the commencement of the Average Period, then for purposes of computing the Average Market Price, the high and low prices on any trading day in the Average Period before the Ex-Date will be adjusted by subtracting therefrom the amount of such dividend.
     (b) Net Working Capital. (i) The following terms have the following meanings when used in this Section 2(b) or elsewhere in this Agreement:

     "Business Day" means any day excluding Saturday, Sunday or any day that shall be in The City of New York a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close.

     "Current Assets" means, with respect to the Company, (A) accounts receivable for any transaction prior to the Closing Date invoiced within 30 days of the date of such transaction and entered into the Company's general accounting ledger prior to the delivery by Seller to Buyer of the Statement (as defined in Section 2(b)(iv)), (B) inventory (including crude oil, blendstocks, feedstocks and other raw materials, intermediate stocks and finished products, including water bottoms, bottom sediment, sludge, slops, line fill and unit fill, and stores inventory and spare parts, in each case whether at the Company's refineries or terminals or in transit by pipeline or by vessel or located elsewhere, whether in the possession of the Company or any other person and whether or not representing wholesale exchange imbalances, other than, in any such case, catalysts, chemicals and precious metals), (C) prepaid expenses and other current assets, (D) forward contracts for physical delivery or receipt of crude oil, feedstocks, intermediate stocks, finished products, hydrogen or natural gas (collectively, "Forward Physical Contracts"), (E) the two NYMEX seats (nos. 755 and 768) held by or on behalf of the Company and (F) any other current assets, other than (I) any such items or accruals that are or relate to Excluded Assets (other than the Excluded Assets identified in Section 1(b)(x)) and (II) any such items or accruals relating to Taxes (as defined in Section 4(h)(i)).

     "Current Liabilities" means, with respect to the Company, (A) accounts payable (including accruals for accounts payable) entered into the Company's general accounting ledger prior to the delivery by Seller to Buyer of the Statement, (B) liabilities accounted for as accrued liabilities of the Company on its balance sheet (as determined in accordance with Sections 2(b)(vii) and 2(b)(viii)), (C) excise taxes payable on product sales represented by accounts receivable included in Current Assets or payable on product included as inventory in Current Assets, (D) ad valorem property taxes for the portion of the current tax period constituting a pre-Closing Tax Period (as defined in Section 4(h)(i)), (E) Retained SFAS 106 Liabilities and (F) liabilities for severance benefits, Stay Bonuses (as defined in Section 9(e)), minimum bonuses and vacation and medical benefits due to Excluded Employees who are not Resolution Employees (as such terms are defined in Sections 9(a) and 8(g)(3), respectively) in connection with their termination or transfer pursuant to
Section 9(b), other than (I) any such items or accruals that are or relate to Excluded Liabilities (including any reserve for bad debts), (II) any such items or accruals relating to Taxes (other than the excise taxes and property taxes referred to in the foregoing clauses (C) and (D)), (III) any such items or accruals relating to any obligation or liability described in Section 9 as the responsibility of Seller (other than the liabilities identified in the foregoing clause (E) as due to Excluded Employees), (IV) any such items or accruals for outstanding royalty checks payable by the Company on behalf of its former Basis Gathering division or for turn-around costs or natural gas exchange reserves and (V) any such items or accruals for the discontinued Houston petrochemical operations except, in the case of this clause (V), to the extent such items or accruals represent purchase orders entered into by the Company prior to the Closing or represent employee benefits relating to such discontinued operations.

     "Net Working Capital" means all Current Assets minus all Current Liabilities, in each case as of the Closing Date, plus, for purposes of Sections 1(a)(i) and 2(b)(vi), $5,000,000.

     (ii) Trade accounts receivable due from a third party that are greater than 30-days' past due on the Closing Date (by the terms of the invoices relating thereto) shall be excluded from Current Assets (collectively, "Aged Trade Receivables"). If there are Aged Trade Receivables due from a third party that were not greater than 30 days' past due on the date of the Balance Sheet (as defined in Section 4(g)) and that have an aggregate face amount in excess of $50,000 without regard to any reserve or similar account relating thereto, then trade accounts payable due to such third party shall be excluded from Current Liabilities in an amount not to exceed the lesser of (A) the amount of such Aged Trade Receivables due from such third party so excluded from Current Assets and (B) the amount of all such accounts payable due to such third party. To the extent the Company shall not obtain, prior to delivery by Seller to Buyer of the Statement, a written acknowledgment reasonably satisfactory to Buyer from any counterparty to an inventory or differential exchange imbalance included in Current Assets whereby such counterparty acknowledges liability for such exchange imbalance, such exchange imbalance shall, at Seller's election, either (I) remain in Current Assets but be considered an "Indemnified Exchange Imbalance" for purposes of the indemnity provided by Seller in Section 11(b)(iv) or (II) be excluded from Current Assets.

     (iii) For purposes of determining the amount of immediately available funds to be paid on the Closing Date by Buyer, the amount of Net Working Capital shall be assumed to be equal to $200,000,000 (the "Estimated Net Working Capital Amount").

     (iv) As soon as practicable and in no event later than 60 days immediately following the Closing Date, Seller shall prepare and deliver to Buyer a Statement (the "Statement") setting forth the amount of Net Working Capital, together with a detailed analysis thereof, and certified by an officer of Seller to the effect that the Statement has been prepared in compliance with the requirements of this Section 2(b). Buyer shall cause the Company and its employees to assist Seller in the preparation of the Statement and shall provide Seller access at all reasonable times to the personnel, properties, books and records of the Company for such purpose. The inventory portion of the Statement shall be prepared based on a physical inventory (the "Physical Inventory") commenced (except, in the case of warehouse stock, as specified below) on the Closing Date. The Physical Inventory shall be subject to the measurement and other procedures specified in Annex A to Schedule 2(b)(viii). In the case of warehouse stock, the Physical Inventory shall be conducted solely for the purpose of identifying the number of items of warehouse stock and shall be based on a reasonable sampling of warehouse stock commenced no later than the date of this Agreement; provided, however, that if either Seller or Buyer in good faith concludes that such reasonable sampling does not adequately identify the number of warehouse stock items, then, at such party's request, the Physical Inventory of warehouse stock shall be based on a full physical inventory of all warehouse stock items (which shall also be conducted solely for the purpose of identifying the number of items of warehouse stock). Buyer may participate in the preparation of the Statement, including the taking of the Physical Inventory; provided, however, that Buyer acknowledges that Seller shall have the primary responsibility and authority for preparing the Statement, including the taking of the Physical
Inventory.   During the 20-day period following Buyer's receipt of the
Statement, Buyer shall be permitted to review the working papers of Seller relating to, and shall be given access to the employees of Seller who have knowledge relevant to, the Statement. The Statement shall become final and binding upon the parties on the twentieth day following delivery thereof to Buyer, unless Buyer gives written notice of its disagreement with the Statement ("Notice of Disagreement") to Seller prior to such date. Any Notice of Disagreement shall (A) specify in reasonable detail the nature of any disagreement so asserted and (B) only include disagreements based on mathematical errors or based on the amount of Net Working Capital not being calculated in accordance with this Section 2(b). If a Notice of Disagreement is received by Seller in a timely manner, then the Statement (as revised in accordance with clause (A) or (B) below) shall become final and binding upon Seller and Buyer upon the earlier of (A) the date Seller and Buyer resolve in writing any differences they have with respect to the matters specified in the Notice of Disagreement or (B) the date any disputed matters are finally resolved in writing by the Accounting Firm (as defined below). The Statement, upon becoming final and binding in accordance with this Section 2(b)(iv), and as the same may be revised in accordance with the preceding clause (A) or (B), is hereinafter referred to as the "Final Statement".

     (v) During the 20-day period following the delivery of a Notice of Disagreement, Seller and Buyer shall seek in good faith to resolve in writing any differences which they may have with respect to the matters specified in the Notice of Disagreement. During such period, Seller shall have access to the working papers of Buyer prepared in connection with its certification of the Notice of Disagreement. At the end of such 20-day period, Seller and Buyer shall submit to an independent accounting firm (the "Accounting Firm") for review and resolution any and all matters which remain in dispute and which were properly included in the Notice of Disagreement, in the form of a written brief. The Accounting Firm shall be a nationally recognized independent public accounting firm as shall be agreed upon by Seller and Buyer in writing. The Accounting Firm shall make a final and binding determination as to the submitted matters within 20 days after its appointment. The Accounting Firm's determination shall be in the form of an opinion as is appropriate under the circumstances and shall confirm that it was rendered in accordance with this Section 2(b). Seller and Buyer agree that judgment may be entered upon the determination of the Accounting Firm in any court having jurisdiction over the party against which such determination is to be enforced. The fees and expenses of the Accounting Firm and the reasonable attorneys' fees and expenses of the parties incurred in connection with the matters submitted to the Accounting Firm shall be borne by Buyer and Seller in inverse proportion as they may prevail on matters resolved by the Accounting Firm, which proportionate allocations shall also be determined by the Accounting Firm at the time the determination of the Accounting Firm is rendered on the merits of the matters submitted. The fees and expenses of Seller incurred in connection with its preparation and certification of the Statement shall be borne by Seller, and the fees and expenses of Buyer incurred in connection with its review of the Statement and preparation and certification of any Notice of Disagreement shall be borne by Buyer.

     (vi) If the amount of Net Working Capital as determined pursuant to the Final Statement is more than the Estimated Net Working Capital Amount, Buyer shall, or if the amount of Net Working Capital as determined pursuant to the Final Statement is less than the Estimated Net Working Capital Amount, then Seller shall, within 10 days after the Statement becomes final and binding, make payment by wire transfer in immediately available funds of the amount of such difference not otherwise paid by such party pursuant to the following sentence, together with interest thereon at a rate equal to the rate of interest from time to time announced publicly by The Chase Manhattan Bank as its prime rate, calculated on the basis of the actual number of days elapsed over 365, from and including the Closing Date to but excluding the date of payment. Either party may elect, at any time in advance of the Statement becoming final and binding, to pay to the other party any portion which is not in dispute of such difference in the amount of Net Working Capital from the Estimated Net Working Capital Amount, which such payment shall include interest thereon at the foregoing rate from and including the Closing Date to but excluding the date of payment.

     (vii) Subject to Section 2(b)(viii), the items and accruals included in the components of Current Assets and Current Liabilities shall be determined, and the amounts of such items and accruals shall be calculated, in the same manner as the corresponding line items were determined and calculated, and using the same policies, practices, assumptions, procedures, classifications, methods, estimates and judgments as were used, in preparing the Balance Sheet, regardless of whether the Balance Sheet was prepared in accordance with generally accepted accounting principles or was prepared in accordance with past practices. The scope of the disputes to be resolved by the Accounting Firm shall be limited to whether the Statement was prepared in compliance with the requirements of this Section 2(b) and whether there are any mathematical errors in the Statement, and the Accounting Firm is not to make any other determination, including any determination as to whether generally accepted accounting principles were followed for the Balance Sheet or the Statement.

     (viii) The amount of Net Working Capital shall be calculated using the aggregate book value of each of the components of Current Assets and Current Liabilities; provided, however, that (A) accounts receivable shall be included at their face amount (or, in the case of accounts receivable for demurrage, at 50% of their face amount) without regard to any reserve or similar account relating thereto, (B) inventory (other than stores inventory and spare parts, which shall be included at their aggregate book value, and water bottoms, bottom sediment, sludge and unit fill, for which no value shall be attributed) shall be included at its Average Fair Market Value (as defined below) without regard to any reserve or similar account relating thereto, (C) Forward Physical Contracts to the extent priced by the Closing Date shall be marked to market (I) in the case of any such Forward Physical Contract entered into prior to the date of this Agreement, based on the pricing methodology for such Forward Physical Contract set forth in Schedule 2(b)(viii) and (II) in the case of any such Forward Physical Contract entered into on or after the date of this Agreement, based on a pricing methodology for such Forward Physical Contract agreed to by Seller and Buyer promptly after the Closing Date using the same principles used to determine the pricing methodology for the Forward Physical Contracts set forth in Schedule 2(b)(viii), in each case under this clause (C) without regard to any reserve or similar account relating to such Forward Physical Contracts, (D) Forward Physical Contracts to the extent not priced by the Closing Date or for crude oil supply at the Company's Krotz Springs refinery shall be included at no value, (E) each NYMEX seat shall be valued at $525,000, (F) the book value of the accrual for Retained SFAS 106 Liabilities shall be determined by whichever of (I) Valero's existing retiree health and benefit plans and (II) the corresponding benefit plans of the Company, results in the lowest such accrual (with such accrual for the Company's benefit plans being determined in accordance with Section 2(b)(vii)) and (G) accounts payable for demurrage shall be included at 85% of their face amount. As used in this Agreement, the term "Average Fair Market Value" means, for each category of inventory listed in Schedule 2(b)(viii), the average price for each of the last five full NYMEX trading days immediately preceding the Closing Date as quoted by the applicable source identified in such Schedule for such category of inventory (or, if daily prices for such category of inventory are not quoted for each such NYMEX trading day by such source, the most recent price for such category of inventory quoted by such source prior to the Closing Date), plus or minus any applicable differential or other adjustment (including for Taxes and, notwithstanding Section 1(b)(xii), cargo insurance) set forth in Schedule 2(b)(viii).

     (ix) During the period of time from and after the Closing Date through the resolution of any dispute as to the amount of Net Working Capital, Buyer shall cause the Company to afford to Seller, and any accountants, counsel or financial advisers retained by Seller in connection with any such dispute, access at all reasonable times to the personnel (including Transition Employees (as defined in Section 9(a)), properties, books and records of the Company for the purpose of allowing Seller to prepare the Statement and address such dispute.

     SECTION 3. Conditions to Closing. (a) Buyer's and Valero's Obligation. The obligation of Buyer to purchase and pay for the Shares and of Valero to deliver the Valero Shares is subject to the satisfaction (or waiver by Buyer) as of the Closing of the following conditions:

     (i) The representations and warranties of Seller made in this Agreement qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the time of the Closing as though made as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date). Seller shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Seller by the time of the Closing.

     (ii) Seller shall have delivered to Buyer a certificate dated the Closing Date and signed by an authorized officer of Seller confirming (A) satisfaction of the condition described in Section 3(a)(i) and (B) that such officer has no knowledge that the representations and warranties of Buyer and Valero made in this Agreement qualified as to materiality are not true and correct, or that those not so qualified are not true and correct in all material respects.

     (iii) No statute, rule, regulation or executive order ("Applicable Law") or decree, temporary restraining order, preliminary or permanent injunction or other order ("Order") enacted, entered, promulgated, enforced or issued by any Federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity") or other legal restraint or prohibition preventing the purchase and sale of the Shares shall be in effect.

     (iv) The waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") shall have expired or been terminated.

     (v) The Valero Stockholder Agreement (the "Valero Stockholder Agreement"), the Buyer Stockholder Agreement (together with the Valero Stockholder Agreement, the "Stockholder Agreements") and the Assignment and Assumption Agreements (the "Assumption Agreements") attached hereto as Exhibits A, B and C-1 and C-2, respectively, and the Outsourcing and Resolution Services Agreement (as defined in Section 8(g)(4); the Outsourcing and Resolution Services Agreement, together with the Stockholder Agreements and the Assumption Agreements, the "Ancillary Agreements") shall have executed and delivered by each of the parties thereto (other than Buyer and Valero).

     (b) Seller's Obligation. The obligation of Seller to sell and deliver the Shares to Buyer is subject to the satisfaction (or waiver by Seller) as of the Closing of the following conditions:

     (i) The representations and warranties of Buyer and Valero made in this Agreement qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the time of the Closing as though made as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date). Buyer and Valero shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Buyer or Valero by the time of the Closing.

     (ii) Buyer shall have delivered to Seller a certificate dated the Closing Date and signed by the Executive Vice President and General Counsel of Buyer and of Valero confirming (A) satisfaction of the condition described in
Section 3(b)(i) and (B) that each such officer has no knowledge that the representations and warranties of Seller made in this Agreement qualified as to materiality are not true and correct, or that those not so qualified are not true and correct in all material respects.

     (iii) No Applicable Law or Order enacted, entered, promulgated, enforced or issued by any Governmental Entity or other legal restraint or prohibition preventing the purchase and sale of the Shares shall be in effect.

     (iv) The waiting period under the HSR Act shall have expired or been terminated.

     (v) The Ancillary Agreements shall have been executed and delivered by each of the parties thereto (other than Seller and the Company).

     (c) Waiver of Closing Conditions. The parties acknowledge and agree that if Seller, on the one hand, or Buyer or Valero, on the other, specifically identifies, in a written notice furnished to the other party prior to the Closing Date, a failure to satisfy the condition set forth in
Section 3(a)(i) or 3(b)(i), respectively, which failure did not exist on the date of this Agreement and, in the case of the final sentence of such Section, was not the result of a willful or intentional action taken by such party, and the other party proceeds with the Closing, the other party shall be deemed to have waived such condition and the other party and its successors, assigns and affiliates shall not be entitled to be indemnified pursuant to Section 11, to sue for damages or to assert any other right or remedy for any losses arising from any matters relating to such condition, notwithstanding anything to the contrary contained herein or in any certificate delivered pursuant hereto.

     (d) Frustration of Closing Conditions. Neither Buyer or Valero, on the one hand, nor Seller, on the other, may rely on the failure of any condition set forth in Section 3(a) or 3(b), respectively, to be satisfied if such failure was caused by such party's failure to act in good faith or to use its reasonable efforts to cause the Closing to occur, as required by Section 8(d).

     SECTION 4. Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer as follows:

     (a) Authority. Each of Seller and the Company is a corporation validly existing and in good standing under the laws of the States of Delaware and Texas, respectively. Each of Seller and the Company has all requisite corporate power and authority to enter into this Agreement and each Ancillary Agreement to which Seller or the Company is or is specified to be a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. All corporate acts and other proceedings required to be taken by Seller or the Company to authorize the execution, delivery and performance of this Agreement and each Ancillary Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and properly taken. This Agreement has been duly executed and delivered by each of Seller and the Company, and each Ancillary Agreement to which Seller or the Company is or is specified to be a party will be duly executed and delivered by Seller or the Company, as applicable, prior to the Closing, and each such Agreement constitutes or will constitute a legal, valid and binding obligation of Seller or the Company, as applicable, enforceable against Seller or the Company, as applicable, in accordance with their respective terms.

     (b) No Conflicts; Consents. The execution and delivery by each of Seller and the Company of this Agreement and each Ancillary Agreement to which Seller or the Company is or is specified to be a party do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof will not, conflict with, or result in any violation or breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a benefit under, or result in the creation of any lien, claim, encumbrance, security interest, option, charge or restriction of any kind (collectively, "Liens"), upon any of the properties or assets of the Company under, any provision of (i) the Certificate of Incorporation or By-laws of Seller or the Articles of Incorporation or By-laws of the Company, (ii) except as set forth in Schedule 4(b), any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, agreement or arrangement to which Seller or the Company is a party or by which any of their respective properties or assets are bound or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Seller or the Company or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the business, assets, financial condition or results of operations of the Company or on the ability of Seller or the Company to consummate the transactions contemplated hereby and by the Ancillary Agreements (a "Seller Material Adverse Effect"). No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to Seller or the Company in connection with the execution, delivery and performance of this Agreement or any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby, other than (A) compliance with and filings under the HSR Act, (B) compliance with and filings under Sections 13(a), 13(d) and 16 of the Securities Exchange Act of 1934 (the "Exchange Act"), (C) compliance with and filings and notifications under applicable environmental laws, including with respect to the termination and reissuance or the transfer of environmental permits, licenses and authorizations, (D) the registration of the Valero Shares or, subject to Section 13(b), shares of Buyer Common Stock (as defined in Section 13(b)) under the Securities Act of 1933 (the "Securities Act") and any state "Blue Sky" laws pursuant to the Stockholder Agreements and (E) those that may be required solely by reason of Buyer's or Valero's (as opposed to any other third party's) participation in the transactions contemplated hereby or by any Ancillary Agreement. Each of the environmental compliance matters, filings and notifications referred to in clause (C) of the immediately preceding sentence is identified in Schedule 4(b), other than such matters, filings and notifications that could not, individually or in the aggregate, reasonably be expected to have a Seller Material Adverse Effect.

     (c) The Shares. Seller has good and valid title to the Shares, free and clear of any Liens. Upon delivery to Buyer at the Closing of certificates representing the Shares, duly endorsed by Seller for transfer to Buyer, and upon Seller's receipt of the Purchase Price (based on the Estimated Net Working Capital Amount), good and valid title to the Shares will pass to Buyer, free and clear of any Liens other than those arising from acts of Buyer or its affiliates. Other than this Agreement, the Shares are not subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding, including any such agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of the Shares.

     (d) Existence and Standing; Books and Records. (i) The Company has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, could not reasonably be expected to have a Seller Material Adverse Effect. The Company is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which the conduct or nature of its business or the ownership, leasing or holding of its properties makes such qualification necessary, except such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, could not reasonably be expected to have a Seller Material Adverse Effect.

     (ii) Seller has delivered to Buyer complete and correct copies of the Articles of Incorporation and By-laws of the Company as currently in effect. The minute books of the Company (and excerpts of the minutes of Seller to the extent relating primarily to the Company) have been made available to Buyer for its inspection, and such minutes books (or excerpts) contain complete and correct records in all material respects of all meetings (or, in the case of Seller, all related portions thereof) and consents in lieu of a meeting, since April 1, 1992, of the respective Boards of Directors (and any committees thereof) and, in the case of the Company, its stockholders, and accurately reflect in all material respects all transactions referred to therein. The stock books and ledgers of the Company have been made available to Buyer for its inspection, and such stock books and ledgers are complete and correct in all material respects.

     (e) Capital Stock of the Company. The authorized capital stock of the Company consists of 2,000 shares of Common Stock, par value $.01 per share, of which 1,000, constituting the Shares, are duly authorized and validly issued and outstanding, fully paid and nonassessable. The Company holds no treasury shares. Seller is the record and beneficial owner of the Shares. Except for the Shares, there are no shares of capital stock or other equity securities of the Company outstanding. The Shares have not been issued in violation of, and none of the Shares or any other securities issued by the Company are subject to, any purchase option, call, right of first refusal, preemptive, subscription or similar rights under any provision of Applicable Law, the Articles of Incorporation or By-laws of the Company, any contract, agreement or instrument to which Seller or the Company is subject, bound or a party or otherwise. There are no outstanding warrants, options, rights, "phantom" stock rights, agreements, convertible or exchangeable securities or other commitments (other than this Agreement) pursuant to which Seller or the Company is or may become obligated to issue, sell, purchase, return or redeem any shares of capital stock or other securities of the Company. There are no equity securities of the Company reserved for issuance for any purpose. There are no outstanding bonds, debentures, notes or other indebtedness having the right to vote on any matters on which stockholders of the Company may vote.

     (f) Equity Interests. Except for items set forth in Schedule 4(f), all of which will be transferred to Seller or one of its affiliates at or prior to the Closing, the Company (i) does not directly or indirectly own any capital stock of or other equity interests in any corporation, partnership, firm, trust, association, joint stock company or other person, (ii) has no obligation to advance funds to, or to make any capital contribution or other investment in, any such person and (iii) is not a member of or participant in any partnership, joint venture, firm, trust, association, joint stock company or similar person.

     (g) Financial Statements. Schedule 4(g) sets forth (i) the unaudited consolidated balance sheet of the Company and the Subsidiaries as of March 31, 1997 (the "Balance Sheet"), and the unaudited consolidated statements of income and cash flows of the Company and Subsidiaries for the period ended March 31, 1997, together with the notes to such financial statements, and (ii) the audited consolidated balance sheets of the Company and the Subsidiaries as of December 31, 1996 and 1995, and the audited consolidated statements of income and cash flows of the Company and the Subsidiaries for the years ended December 31, 1996, 1995 and 1994, together with the notes to such financial statements (the financial statements described in clauses (i) and (ii) above, together with the notes to such financial statements, collectively, the "Financial Statements"). The Financial Statements have been prepared in conformity with generally accepted accounting principles consistently applied (except in each case as described in the notes thereto) and on that basis fairly present (subject, in the case of the unaudited statements, to normal, recurring year-end audit adjustments) the consolidated financial condition and results of operations of the Company and the Subsidiaries as of the respective dates thereof and for the respective periods indicated. The Balance Sheet has been prepared on a basis consistent with the audited consolidated balance sheet of the Company and the Subsidiaries as of December 31, 1996 (except as described in the notes to the Balance Sheet). This Section 4(g) does not relate to Taxes, which are the subject of Section 4(h), or to environmental matters, which are the subject of Section 4(q)(ii).

     (h) Taxes. (i) For purposes of this Agreement: (A) "Tax" or "Taxes" means all Federal, state, local and foreign taxes, duties and assessments, including all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, profit share, license, lease, service, service use, value added, withholding, payroll, employment, excise, estimated, severance, stamp, occupation, premium, property, windfall profits or other taxes, duties and assessments of any kind whatsoever, together with any interest, penalties, additions to tax, fines or other additional amounts imposed thereon or with respect thereto and the interest in respect of such penalties, addition to tax, fines or additional amounts; (B) "pre-Closing Tax Period" means all taxable periods ending on or before the Closing Date and the portion ending on the Closing Date of any taxable period that includes (but does not end on) such day; and (C) "Code" means the Internal Revenue Code of 1986, as amended.

     (ii) Except as set forth in Schedule 4(h), (A) the Company, each of the Subsidiaries, any affiliated group, within the meaning of Section 1504 of the Code, of which the Company or any of the Subsidiaries is or has been a member and any combined, unitary or consolidated group of which the Company or any of the Subsidiaries is or has been a member, has filed or caused to be filed in a timely manner (within any applicable extension periods) all Tax returns, reports and forms required to be filed by the Code or by applicable state, local or foreign Tax laws, rules or regulations (each, a "Tax Return"), (B) all such Tax Returns are true, correct and complete in all material respects,
(C) all Taxes shown to be due on such Tax Returns have been timely paid in full or will be timely paid in full by the due date thereof and (D) no Tax Liens have been filed and no claims are being asserted in writing with respect to any Taxes.

     (iii) Except as set forth in Schedule 4(h), there are no outstanding agreements or waivers, nor any request therefor, extending the statutory period of limitation applicable to any material Tax Returns required to be filed with respect to the Company or any of the Subsidiaries. The Federal consolidated income Tax Returns in which the Company and/or any of the Subsidiaries have joined have been examined by the Internal Revenue Service for all taxable years through the year ended December 31, 1990. Except as set forth in Schedule 4(h), there are, as of the date of this Agreement, no currently ongoing audits of any Tax Returns. All asserted deficiencies resulting from such examinations or audits have been paid if due or are being contested in good faith. The Company has not incurred any Tax since December 31, 1996, other than normal and customary taxes arising from the operation of its business.

     (iv) No deficiency or claim has been proposed, asserted or assessed with regard to any Tax of the Company or Tax Returns (or, in the case of consolidated or combined state, local and foreign income Tax Returns, the relevant portions thereof) including or required to be filed by the Company, which, unless such deficiency or claim is being contested in good faith, has not been resolved and paid in full.

     (v) Schedule 4(h) sets forth a complete list of all audits and other administrative proceedings and court proceedings pending as of the date of this Agreement against the Company or any Subsidiary, and no written notification of any other such proceedings has been received by the Company, with regard to any Tax Return (or, in the case of consolidated or combined state, local and foreign income Tax Returns, the relevant portions thereof) required to be filed by or including the Company.

     (vi) Except as set forth in Schedule 4(h), the Company is not a party to, is not bound by, and has no obligation under, any agreement providing for the allocation or sharing of Taxes.

     (vii) Except as set forth in Schedule 4(h), no power of attorney has been granted with respect to any matter relating to Taxes of the Company which is currently in force.

     (viii) The Company is not a party to any contract that could result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

     (ix) The Company has not filed a consent pursuant to Section 341(f) of the Code (or any predecessor provision) or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsequent (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company.

     (x) Except for the property subject to the Safe Harbor Lease, no property of the Company is subject to a safe harbor lease pursuant to the provisions of Section 168(f)(8) of the Code (as in effect prior to amendment by the Tax Reform Act of 1986) or is "tax-exempt use property" within the meaning of Section 168(h) of the Code. Subject to Buyer complying with
Section 7(f), the Safe Harbor Lease shall be terminated on or prior to the Closing Date and the property subject thereto shall cease to be safe harbor lease property thereunder.

     (xi) The Company has not participated in or cooperated with an international boycott within the meaning of Section 999 of the Code.

     (xii) Seller is not a "foreign person" within the meaning of Section 1445 of the Code.

     (i) Assets Other than Real Property Interests. (1) The Company has good and marketable title to all assets reflected on the Balance Sheet or thereafter acquired, except those listed in Schedule 4(i) or sold or otherwise disposed of since the date of the Balance Sheet in the ordinary course of business consistent with past practice, in each case free and clear of all Liens except (A) such as are set forth in Schedule 4(i), (B) amounts posted with commodity exchanges, (C) inventory arising from exchange imbalances, (D) mechanics', carriers', workmen's, warehousemen's, repairmen's or other like Liens arising or incurred in the ordinary course of business, Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business and Liens for Taxes which are not due and payable or which may thereafter be paid without penalty, (E) mechanics' Liens (the "Mechanics' Liens") on the Company's Texas City refinery and related assets arising out of the suits with Belmont Constructors, Inc. set forth in Schedule 4(m) and (F) other imperfections of title or encumbrances, if any, which do not, individually or in the aggregate, impair the continued use and operation of the assets to which they relate in the business of the Company as presently conducted, provided that this clause (F) shall not apply to inventory included in Current Assets (the Liens described in clauses (D), (E) and (F) above are hereinafter referred to collectively as "Permitted Liens").

     (2) The condition of the tangible personal property and fixtures of the Company, taken as a whole, is generally consistent with the respective ages and stages of useful life (repair cycle) of such property as would be maintained by a reasonably prudent operator of a refinery.

     (3) This Section 4(i) does not relate to real property or interests in real property, such items being the subject of Section 4(j), to product formulations or processes or intellectual property, such items being the subject of Section 4(k), or to Excluded Assets.

     (j) Real Property Interests. (1) Schedule 4(j) sets forth a complete list of all real property and interests in real property owned in fee by the Company (individually, an "Owned Property"). Schedule 4(j) sets forth a complete list of all real property and material interests in real property leased by the Company (individually, a "Leased Property", and collectively, together with Owned Properties, the "Company Properties") and identifies any material ground leases relating thereto. Schedule 4(j) sets forth a complete list of the title insurance policies maintained with respect to the Company Properties.

     (2) The Company has (A) good and indefeasible title to all Owned Property and (B) good and valid title to the leasehold estates in all Leased Property, in each case free and clear of all Liens except (I) such as are set forth in Schedule 4(j), (II) leases, subleases and similar agreements set forth in Schedule 4(l), (III) Permitted Liens, (IV) easements, covenants, rights-of-way and other similar restrictions of record and (V) (x) zoning, building and other similar restrictions, (y) mortgages, liens, security interests, encumbrances, easements, covenants, rights-of-way and other similar restrictions that have been placed by any developer, landlord or other third party on property over which the Company has easement rights or on any Leased Property and subordination or similar agreements relating thereto and (z) unrecorded easements, covenants, rights-of-way, conditions, discrepancies, conflicts, encroachments, protrusions, overlapping improvements and other similar restrictions, none of which items set forth in clauses (x), (y) and
(z), individually or in the aggregate, materially impair the continued use and operation of the property to which they relate in the business of the Company as presently conducted. The Company Properties constitute all the real property necessary to operate, in all material respects, the business of the Company as currently operated.

     (3) Except as set forth in Schedule 4(j), there are no condemnation or eminent domain proceedings pending (for which written notice has been provided to the Company or Seller) or, to the knowledge of Seller, threatened against the Company Properties by any Governmental Entity. Except as set forth in
Schedule 4(j), no written notice from any Governmental Entity has been received by the Company or Seller that is currently in effect requiring any material work, repair, construction, alteration or installation on, or in connection with, the Company Properties. Except as set forth in Schedule 4(j), to the knowledge of Seller, the operations of the Company as currently conducted are permitted uses under all applicable zoning regulations. Except as set forth in Schedule 4(j), there are no variances, special exceptions or other similar zoning conditions or agreements pertaining to the Company Properties imposed or granted by, or entered into by the Company with, or, to the knowledge of Seller, enforceable by, any Governmental Entity.

     (4) Except as set forth in Schedule 4(j), all public utilities serving the refineries currently operated by the Company, and all public or quasi-public improvements upon or adjustments to any land occupied by such refineries (including all applicable electric lines, water lines, gas lines and telephone lines), have been during the five-year period immediately preceding the date of this Agreement generally adequate to serve such refineries as presently operated.

     (5) Except as set forth in Schedule 4(j), the Company has all material easements, covenants, restrictions, rights-of-way and other interests or rights that are reasonably necessary for the operation of the pipelines presently owned or leased by the Company and used in the business of the Company.

     (6) Except as set forth in Schedule 4(j), the Company has all material rights of ingress, egress, docking, terminalling and other access to move its inventory, product and supplies on, off, through and over the Company Properties in substantially the same manner in which the Company currently moves such inventory, product and supplies.

     (7) This Section 4(j) does not apply to environmental matters, which are the subject of Section 4(q)(ii), or to Excluded Assets.

     (k) Processing and Intellectual Property. (i) Schedule 4(k) sets forth a true and complete list of all proprietary product formulations and processes to manufacture, blend or formulate product (collectively, "Processing Property"), owned or used by, or licensed to, the Company. Except as set forth in Schedule 4(k), the Company owns, and the Company has the right to use and execute, as, in the manner and to the extent presently used and executed, in each case without payment to any other person, all Processing Property listed in Schedule 4(k), and the consummation of the transactions contemplated hereby will not conflict with, alter or impair any such rights. Except as set forth in Schedule 4(k), there are no licenses or other agreements from or with other persons under which the Company uses or exercises any rights with respect to any of the Processing Property. Except as set forth in Schedule 4(k), no licenses have been granted and the Company has no obligation to grant licenses with respect to any Processing Property. Except as set forth in
Schedule 4(k), to the knowledge of Seller, (i) no claims are pending or threatened as of the date of this Agreement against the Company by any person with respect to the ownership, validity, enforceability, effectiveness or use of any Processing Property and (ii) during the past two years Seller and the Company have not received any communications alleging that the Company has violated any rights relating to Processing Property of any other person.

     (ii) Schedule 4(k) sets forth a true and complete list of all material patents, trademarks (registered or unregistered), trade names, service marks and copyrights and applications therefor (collectively, "Intellectual Property"), owned, used, filed by or licensed to the Company that are necessary in connection with the operation of the Company's refineries as presently operated (other than commercially available software). The Company has all rights to use such Intellectual Property, and the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements will not result in the loss or impairment of any of the Company's rights to use any such Intellectual Property. To the knowledge of Seller, during the past two years Seller and the Company have not received any written communications alleging that the Company has violated any rights relating to Intellectual Property of any other person.

     (l) Contracts. Except for Excluded Assets, Excluded Liabilities, this Agreement, the Ancillary Agreements and the items set forth in Schedule 4(l), the Company is not a party to or bound by any:

     (i) employment agreement;

     (ii) employee collective bargaining agreement or other contract with any labor union;

     (iii) covenant of the Company not to compete;

     (iv) agreement or contract with (A) Seller, Genesis or any other affiliate of Seller or (B) any officer, director or employee of the Company, Seller, Genesis or any other affiliate of Seller, other than, in the case of either clause (A) or (B), any such agreement or contract that will be terminated prior to the Closing or any employment agreement;

     (v) lease or sublease with any person under which the Company is a lessor or sublessor of any Company Property;

     (vi) lease or similar agreement with any person under which (A) the Company is lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by any person or (B) the Company is a lessor or sublessor of, or makes available for use by any person, any tangible personal property owned or leased by the Company, in any such case which has an aggregate future liability or receivable, as the case may be, in excess of $100,000 and is not terminable by the Company by notice of not more than 30 days for a cost of less than $100,000;

     (vii) (A) Forward Physical Contract for feedstocks, intermediate stocks or products (other than for spot purchases or sales) or (B) throughput or terminalling agreement or contract, in any such case which is not terminable by the Company by notice of not more than 30 days;

     (viii) (A) engineering, systemwide or other service agreement, contract or purchase order, (B) agreement, contract or purchase order for supplies not constituting inventory or (C) consulting, operating or management agreement or contract, in any such case (I) which has an aggregate future liability in excess of $100,000 and is not terminable by the Company by notice of not more than 30 days for a cost of less than $100,000 or (II) which gives the other party the exclusive right to provide such service or supply or to so consult, operate or manage;

     (ix) (A) continuing agreement, contract or purchase order for capital expenditures or (B) marketing or advertising agreement or arrangement, in any such case which has an aggregate future liability in excess of $250,000 (or, in the case of purchase orders for capital expenditures and marketing or advertising agreements or arrangements, in excess of $100,000) and is not terminable by the Company by notice of not more than 30 days for a cost of less than $250,000 (or, in the case of purchase orders for capital expenditures and marketing or advertising agreements or arrangements, for a cost of less than $100,000);

     (x) license, option or other agreement relating in whole or in part to the Processing Property or Intellectual Property set forth in Schedule 4(k);

     (xi) agreement or contract under which the Company has borrowed any money from, or issued any note, bond, debenture or other evidence of indebtedness for borrowed money to, any person (other than Seller) or any other note, bond, debenture or other evidence of indebtedness for borrowed money issued to any person (other than Seller);

     (xii) agreement or contract under which (A) any person (other than Seller) has directly or indirectly guaranteed (whether by an agreement to purchase assets, advance funds, make investments, maintain net worth or otherwise) indebtedness, liabilities or obligations of the Company or (B) the Company has directly or indirectly guaranteed (whether by an agreement to purchase assets, advance funds, make investments, maintain net worth or otherwise) indebtedness, liabilities or obligations of any person (in each case other than endorsements for the purpose of collection in the ordinary course of business);

     (xiii) agreement or contract providing for indemnification of any person, other than any such agreement or contract entered into in the ordinary course of business consistent with past practice, including maintenance, construction, transportation and terminal loading agreements and contracts; or
     (xiv) other agreement or contract to which the Company is a party or by or to which it or any of its assets or business is bound or subject which has an aggregate future liability to any person in excess of $100,000 and is not terminable by the Company by notice of not more than 30 days for a cost of less than $100,000, other than (I) agreements and contracts with Seller, Genesis or any other affiliate of Seller, (II) Forward Physical Contracts, including for spot purchases or sales, and (III) agreements, contracts and purchase orders for capital expenditures and marketing or advertising agreements and arrangements.

     All agreements or contracts of the Company required to be listed in the Schedules hereto (collectively, the "Contracts") are valid, binding and in full force and effect and are enforceable by the Company in accordance with their terms, except as set forth in the Schedules hereto or except in such respects that, individually or in the aggregate, could not reasonably be expected to have a Seller Material Adverse Effect. Except as set forth in the Schedules hereto, the Company has performed all material obligations required to be performed by it to date under the Contracts and it is not (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder and, to the knowledge of Seller on the date of this Agreement, no other party to any of the Contracts is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder or has notified the Company that such party intends to breach or terminate any such Contract.

     (m) Litigation, Arbitration and Other Proceedings. Schedule 4(m) sets forth a list as of the date of this Agreement of all pending (for which notice has been provided to the Company or Seller) or, to the knowledge of Seller, threatened suits, actions, claims, governmental investigations and other proceedings against or adversely affecting the Company or any of its properties, assets, operations or businesses and which (i) relate to or involve more than $250,000, (ii) seek any material injunctive relief or (iii) relate to the transactions contemplated by this Agreement. Except as set forth in Schedule 4(m), the Company is not a party or subject to or in default under any unsatisfied judgment, order, injunction or decree of any Governmental Entity or arbitration tribunal applicable to it or any of its respective properties, assets, operations or business. Except as set forth in
Schedule 4(m), as of the date of this Agreement, there is no suit, action, claim or other proceeding by the Company pending, or which the Company intends to initiate, against any other person.

     (n) Insurance. Schedule 4(n) sets forth a true and complete list of the insurance policies maintained with respect to the Company and its business, assets and properties (other than title insurance policies, which are the subject of Section 4(j)(1)). All such policies are in full force and effect, all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments that are not yet, but may be, required to be paid with respect to any period ending prior to the Closing Date under comprehensive general liability and workmen's compensation insurance policies, which adjustments shall be the obligation of Seller), and no notice of cancelation or termination has been received with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancelation. To the knowledge of Seller, the activities and operations of the Company have been conducted in a manner so as to conform in all material respects to all applicable provisions of such policies.

     (o) Benefit Plans. (i) Schedule 4(o) contains a list of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "Pension Plans"), "employee welfare benefit plans" (as defined in
Section 3(1) of ERISA), deferred compensation plans, incentive plans, bonus plans or arrangements, stock option plans, vacation plans, sick leave plans, stock purchase plans, golden parachute agreements, severance pay plans, fringe benefit plans, dependent care plans, cafeteria plans, employee assistance programs, scholarship programs and all other similar plans, agreements and arrangements that (A) are currently in effect and are maintained, or contributed to, by Seller, the Company or any other entity required to be aggregated with Seller or the Company under Section 4001 of ERISA or Section 414 of the Code (collectively, the "Seller Controlled Group"), or (B) were maintained, or contributed to, by any member of the Seller Controlled Group within three years of the date of this Agreement and with respect to which there are liabilities or obligations of the Company currently outstanding, in the case of either clause (A) or (B) for the benefit of any officers, employees or former employees (or their beneficiaries) of the Company (all the foregoing being herein referred to as "Benefit Plans"). None of the Benefit Plans is a defined benefit plan subject to Title IV of ERISA nor is any Benefit Plan subject to Section 412 of the Code. To the knowledge of Seller, the Company is not currently subject to any legal commitment to create any new Benefit Plan or (other than in connection with the transactions contemplated by this Agreement) to modify any now existing Benefit Plan. Seller has made available to Buyer true, complete and correct copies of (A) each Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), (B) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each Benefit Plan (if any such report was required),
(C) the most recent summary plan description for each Benefit Plan for which such a summary plan description is required, (D) each trust agreement and group annuity contract relating to any Benefit Plan and (E) the most recent IRS determination letter, if any, for each Benefit Plan, any rulings or determinations requested in writing from the IRS subsequent to the date of that determination letter and any other material correspondence from the IRS or the Department of Labor which relates to one or more of the Benefit Plans. Except as set forth in Schedule 4(o), the Company is not a party to, and does not participate in or contribute to any employee benefit plan (as defined in Section 3(3) of ERISA) or other similar plan or arrangement maintained, sponsored or contributed to by a member of the Seller Controlled Group.

     (ii) Each Benefit Plan has been administered in accordance with its terms and the applicable provisions of ERISA and the Code, except for instances of noncompliance that, individually or in the aggregate, could not reasonably be expected to have a Seller Material Adverse Effect. Except as set forth in Schedule 4(o), there are no suits, actions, termination proceedings or other proceedings pending (for which notice has been provided to the Company or Seller), or, to the knowledge of Seller, threatened against or involving any Benefit Plan and, to the knowledge of Seller, there are no investigations by any Governmental Entity or other claims (except claims for benefits payable in the normal operation of the Benefit Plans) pending or threatened against or involving any Benefit Plan or asserting any rights to benefits under any Benefit Plan, excluding, in each case, any suits, actions, proceedings or investigations that, individually or in the aggregate, could not reasonably be expected to have a Seller Material Adverse Effect. Each Benefit Plan can be unilaterally amended or terminated by its terms on no more than 30 days' notice (subject to the rights of participants with respect to their benefits accrued thereunder prior to the date of such amendment or termination).

     (iii) Except as set forth in Schedule 4(o), all contributions to, and payments from, the Benefit Plans that have been required to be made in accordance with the Benefit Plans have been timely made.

     (iv) Except as set forth in Schedule 4(o), all Pension Plans have been the subject of determination letters from the Internal Revenue Service to the effect that such Pension Plans are qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor, to the knowledge of Seller, has revocation been threatened, nor has any such Pension Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification.

     (v) No "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA) has occurred that involves the assets of any Benefit Plan and that could subject Seller, the Company or any of the Company's employees, or, to the knowledge of Seller, a trustee, administrator or other fiduciary of any trusts created under any Benefit Plan to any tax or penalty on prohibited transactions imposed by Section 4975 of the Code or the sanctions imposed under Title I of ERISA that, individually or in the aggregate, could reasonably be expected to have a Seller Material Adverse Effect. None of Seller, the Company or, to the knowledge of Seller, any trustee, administrator or other fiduciary of any Benefit Plan or any agent of any of the foregoing has engaged in any transaction or acted or omitted any required action in a manner that could subject the Company to any liability for breach of fiduciary duty under ERISA or any other Applicable Law, except for such transactions, actions and omitted actions that, individually or in the aggregate, could not reasonably be expected to have a Seller Material Adverse Effect.

     (vi) At no time within the six years preceding the Closing Date has any member of the Seller Controlled Group, including Seller and the Company, been required to contribute to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) for the benefit of any officers or employees of the Company and the Subsidiaries or incurred any withdrawal liability, within the meaning of Section 4201 of ERISA, with respect to any such multiemployer plan, which liability has not been fully paid as of the date hereof, or announced an intention to withdraw, but not yet completed such withdrawal, from any such multiemployer plan. With respect to any employee benefit plan, within the meaning of Section 3(3) of ERISA, that is not listed in Schedule 4(o) but that is sponsored, maintained or contributed to, or has been sponsored, maintained or contributed to within six years prior to the Closing Date, by any member of the Seller Controlled Group, (A) no withdrawal liability, within the meaning of Section 4201 of ERISA, has been incurred by the Company, (B) no liability to the Pension Benefit Guaranty Corporation has been incurred by the Company,
(C) no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or Section 412 of the Code, has been incurred by the Company and (D) all contributions (including installments) to such plan required by Section 302 of ERISA and Section 412 of the Code to be made have been timely made, in each case except for such liabilities, deficiencies and contributions that, individually or in the aggregate, could not reasonably be expected to have a Seller Material Adverse Effect.

     (vii) Except as set forth in Schedule 4(o), no Benefit Plan will cause the Company to have liability for severance pay solely as a result of this Agreement. Except as set forth in Schedule 4(o), the Company does not provide employee benefits, including death, post-retirement medical or health coverage (whether or not insured), or contribute to or maintain any employee benefit plan which provides for benefit coverage following termination of employment, other than (A) as is required by Section 4980B(f) of the Code or other Applicable Law, (B) death benefits or retirement benefits under any Pension Plan or life insurance arrangement, (C) benefits the full cost of which is borne by the current or former employee (or his or her beneficiary) or (D) deferred compensation benefits which the Company accrues as liabilities on its books and discloses on its financial statements. All group health plans maintained by the Company and all group health plans maintained by any member of the Seller Controlled Group for any current or former employee of the Company have been operated in compliance in all material respects with Section 4980B(f) of the Code. Except as set forth in Schedule 4(o), the transactions contemplated by this Agreement will not accelerate the time of payment or vesting, or increase the amount, of compensation due from the Company to any director, officer or employee or former director, officer or employee (including any beneficiary) of the Company. The Company is not liable for any unpaid penalty or excise tax under ERISA or the Code with respect to any employee benefit plan (as defined in Section 3(3) of ERISA) maintained, sponsored or contributed to by a member of the Seller Controlled Group.

     (viii) The Company's retiree medical, dental and life insurance program provides by its terms that the Company reserves the right to amend or discontinue such program at any time.

     (p) Absence of Changes or Events. Except as set forth in Schedule 4(p), since December 31, 1996, there has not been any material adverse change in the business, assets, financial condition or results of operations of the Company, other than events, changes or developments relating to the economy in general or resulting from industry-wide developments affecting companies in similar businesses. Each of Buyer and Valero acknowledges that there may have been disruption to the business of the Company as a result of the announcement by Seller of its intention to sell the Company, and there may be disruption to the business of the Company as result of the execution of this Agreement and the consummation of the transactions contemplated hereby, and Buyer and Valero agree that such disruptions do not and shall not constitute a breach of this
Section 4(p). Except as set forth in Schedule 4(p) or otherwise expressly permitted by the terms of this Agreement (including Section 8(h) and the last paragraph of Section 5(b)), since December 31, 1996, Seller has caused the business of the Company to be conducted in the ordinary course and in substantially the same manner as previously conducted and has made all reasonable efforts consistent with past practices to preserve the Company's relationships with customers, suppliers and others with whom the Company deals. Except as set forth in Schedule 4(p), since December 31, 1996, to the date of this Agreement, the Company has not taken any action that, if taken after the date of this Agreement, would constitute a material breach of any of the covenants set forth in Section 5(b).

     (q) Compliance with Applicable Laws. (i) The Company is in compliance in all respects with all Applicable Laws and Orders, including those relating to occupational health and safety, except for instances of noncompliance that, individually or in the aggregate, could not reasonably be expected to have a Seller Material Adverse Effect. To the knowledge of Seller, no person, acting on behalf of the Company or with authority to act on behalf of the Company, has made any illegal bribe or illegal payment to any Governmental Entity to obtain or maintain any material business for the Company or to obtain any other thing of material value for the Company. Except as set forth in Schedule 4(q)(i), neither Seller nor the Company has received any written communication during the two years prior to the date of this Agreement from a Governmental Entity that alleges that the Company is not in compliance in any material respect with any Applicable Law or Order, including those relating to occupational health and safety. This Section 4(q)(i) does not relate to environmental matters, which are the subject of Section 4(q)(ii), or to matters with respect to Taxes.

     (ii) Seller has provided Buyer with certain environmental reports, evaluations, studies, estimates and data relating to the facilities and operations of the Company which are identified in Schedule 4(q)(ii) (collectively, "Environmental Data"). Except as set forth in the Environmental Data or in Schedule 4(q)(ii) and except as could not, individually or in the aggregate, reasonably be expected to have a Seller Material Adverse Effect, (A) since January 31, 1993, neither Seller nor the Company has received any written communication from a Governmental Entity that alleges that the Company is not in compliance with any Environmental Law (as defined below) the subject of which has not been substantially resolved, (B) the Company validly holds, and is in compliance with, all permits, licenses and governmental authorizations required under Environmental Laws for the conduct of the business of the Company as currently conducted, and is in compliance with all Environmental Laws, (C) Seller has no knowledge of any environmental reports other than those set forth in Schedule 4(q)(ii) which disclose a liability arising under any Environmental Law which, individually or in the aggregate, could reasonably be expected to have a Seller Material Adverse Effect, (D) the Company has not entered into or agreed to any court decree or order and is not subject to any judgment, decree or order with a Governmental Entity or agreement with any other third party relating to compliance with any Environmental Law or to investigation or cleanup of Hazardous Materials (as defined below) under any Environmental Law and (E) to the knowledge of Seller, no conditions or events exist which could reasonably be expected to (I) prevent the compliance by the Company with Environmental Laws or (II) give rise to an Environmental Loss (as defined in Section 11(c)). As used in this Agreement, the term "Environmental Laws" means all applicable treaties, laws (including common law), regulations, enforceable requirements, binding determinations, orders, decrees, judgments, injunctions, permits, approvals, authorizations, licenses, variances, permissions, notices or binding agreements issued, promulgated, entered into, or as interpreted, by any Governmental Entity, relating to the environment, preservation or reclamation of natural resources, or to the management, Release (as defined below) or threatened Release of Hazardous Materials, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. ss 9601 et seq. ("CERCLA"), the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. ss 1251 et seq., the Clean Air Act of 1970, as amended, 42 U.S.C. ss 7401 et seq., the Toxic Substances Control Act of 1976, 15 U.S.C. ss 2601 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. ss 11001 et seq., the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. ss 300(f) et seq., the Hazardous Materials Transportation Act, 49 U.S.C. ss 1801 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. ss 6901 et seq., and any similar or implementing state or local law, and all amendments or regulations promulgated thereunder. As used in this Agreement, the term "Hazardous Materials" means all explosive or regulated radioactive materials or substances, hazardous or toxic substances, wastes or chemicals, petroleum (including crude oil or any fraction thereof) or petroleum distillates, asbestos or asbestos containing materials, materials defined as hazardous pursuant to Section 101(14) of CERCLA and any other substance or waste regulated pursuant to any Environmental Law. As used in this Agreement, the term "Release" has the meaning set forth in Section 101(22) of CERCLA.

     (r) Employee and Labor Matters. (i) Except as set forth in Schedule 4(r): (A) there is, and during the five-year period immediately preceding the date of this Agreement, there has been, no material labor strike, work stoppage or lockout pending, or, to the knowledge of Seller, threatened, against the Company; (B) to the knowledge of Seller, no union organizational campaign is in progress with respect to the employees of the Company and no question concerning representation exists respecting such employees; (C) there are no pending (for which notice has been provided to the Company or Seller), or, to the knowledge of Seller, threatened, unfair labor practice charges or complaints or union grievances against the Company before any Governmental Entity as to which there is a reasonable possibility of adverse determination and that, if so determined, individually or in the aggregate, could reasonably be expected to have a Seller Material Adverse Effect; (D) there are no pending (for which notice has been provided to the Company or Seller), or, to the knowledge of Seller, threatened, charges against the Company or any current or former employee of the Company before the Equal Employment Opportunity Commission or any state or local agency responsible for the prevention of unlawful employment practices as to which there is a reasonable possibility of adverse determination and that, if so determined, individually or in the aggregate, could reasonably be expected to have a Seller Material Adverse Effect; (E) the Company has not, during the five-year period immediately preceding the date of this Agreement, effectuated (I) a "plant closing" (as defined in the Worker Adjustment Retraining Notification Act of 1988 (the "WARN Act")) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company or
(II) a "mass layoff" (as defined in the WARN Act) affecting any size of employment or facility of the Company, other than, in any such case, in connection with the transactions contemplated by this Agreement; and (F) the Company has not been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any state or local law similar to the provisions of the WARN Act referred to in the immediately preceding clauses (E)(I) and (E)(II), other than, in any such case, in connection with the transactions contemplated by this Agreement.

     (ii) Seller has delivered to Buyer complete and correct lists of (A) all current directors and officers of the Company, (B) all employees of the Company located at its head offices in Houston, Texas and (C) all employees of the Company whose salary and bonus for 1996 exceeded $50,000, indicating each such employee's expected salary and minimum bonus for 1997.

     (s) Licenses and Permits. Except as set forth in Schedule 4(s) and except as could not, individually or in the aggregate, reasonably be expected to have a Seller Material Adverse Effect, the Company validly holds, and is in compliance with, all permits, licenses and governmental authorizations required under Applicable Laws and Orders for the conduct of the business of the Company as currently conducted (other than permits, licences and authorizations issued or granted under Environmental Laws, which are the subject of Section 4(q)(ii)), and the same will not be subject to suspension, modification, revocation or nonrenewal as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     (t) Private Offering. Neither Seller, any of its affiliates nor anyone acting on its or their behalf has issued, sold or offered any security of the Company to any person under circumstances that would cause the sale of the Shares, as contemplated by this Agreement, to be subject to the registration requirements of the Securities Act. Neither Seller, any of its affiliates nor anyone acting on its or their behalf will offer the Shares or any part thereof or any similar securities for issuance or sale to, or solicit any offer to acquire any of the same from, anyone so as to make the sale of the Shares subject to the registration requirements of Section 5 of the Securities Act. Assuming the representations of Buyer contained in Section 6(r) are true and correct, the issuance, sale and delivery of the Shares hereunder are exempt from the registration and prospectus delivery requirements of the Securities Act.

     (u) Current Liabilities. As of the Closing Date, each Current Liability will (i) be of a nature disclosed, reflected or reserved against in the Balance Sheet or the notes thereto (with the amount appropriately adjusted to reflect the date of the Closing) or (ii) have been incurred in the ordinary course of business consistent with past practice since the date of the Balance Sheet.

     (v) Accounts Receivable. All accounts receivable of the Company included in Current Assets will be, as of the Closing Date, (i) in respect of sales or other transactions actually made in the ordinary course of business or arising out of extraordinary action taken by the Company with respect to its inventory as permitted by this Agreement, (ii) subject to no prior assignment and (iii) subject to no counterclaim or setoff, except, in the case of this clause (iii), to the extent such counterclaim or setoff relates to accounts payable or accrued liabilities of the Company.

     (w) Inventory. Each item of warehouse stores inventory of the Company included in Current Assets will be, on the Closing Date, usable in the ordinary course of business, except for (i) obsolete items or items of below-standard quality, which, as of the Closing Date, will have been written off or written down in accordance with the Company's practice of writing off or writing down to realizable value warehouse stores inventory which, in connection with regular cycle counts, are determined to have become obsolete or of below-standard quality, or (ii) items which, after the Closing, the Company has a right to return to the respective vendors or suppliers.

     SECTION 5.  Covenants of Seller and the Company.   (a)  Access; Due
Diligence. Prior to the Closing, the Company shall give Buyer and its representatives, employees, counsel, accountants, environmental consultants and other agents and advisors reasonable access, during normal business hours and upon reasonable notice, to the personnel, properties, books and records of the Company and each Subsidiary; provided, however, that such access does not unreasonably disrupt the normal operations of Seller or the Company. Such access shall be sufficient to permit Buyer (and its representatives, employees, counsel, accountants, environmental consultants and other agents and advisors) to conduct due diligence to confirm the satisfaction of the condition set forth in Section 3(a)(i). Neither Buyer nor any of its representatives, employees, counsel, accountants, environmental consultants or other agents or advisors shall in connection with any such due diligence contact any Governmental Entity (other than to obtain information of a public record) without the prior written consent of Seller. With respect to any environmental investigation by Buyer prior to the Closing relating to the facilities and operations of the Company (a "Buyer Investigation"), Buyer, through its consultants, may take a reasonable number of surface water samples and surficial soil scrapings, in a manner and at times that shall be reasonably agreed upon by Buyer and Seller and that shall not interfere with the operations of the facilities of the Company, for the purpose of determining the possible presence of Hazardous Materials, but in no event shall Buyer conduct any Phase II environmental audit or other intrusive environmental investigation or evaluation, such as soil boring, intrusive groundwater sampling, trenching or other excavation, hydropunch or core sampling, at, on or under any of the facilities of the Company prior to the Closing. Buyer shall be responsible for the appropriate disposal of all samples, scrapings and waste derived from any Buyer Investigation. Seller shall have the right to take split samples from any sampling or scraping points established in connection with any Buyer Investigation. Buyer shall promptly make all information and data, including the results from all samples and scrapings, obtained in connection with the Buyer Investigations available to Seller upon receipt of such information or data by Buyer. In no event shall Buyer report the results of any Buyer Investigations, including any sampling or scrapings obtained in connection therewith, to any Governmental Entity without the prior written consent of Seller.

     (b) Ordinary Conduct. Except as set forth in Schedule 5(b) or otherwise expressly permitted or required by the terms of this Agreement (including
Section 8(h) and the last paragraph of this Section 5(b)) or consented to by Buyer, from the date hereof to the Closing, the Company shall conduct its business in the ordinary course in substantially the same manner as presently conducted and shall make all reasonable efforts consistent with past practices to preserve their relationships with customers, suppliers and others with whom the Company deals; provided, however, that Seller shall not be obligated to, directly or indirectly, provide any funds to the Company. Seller and the Company shall not take any action that would, or that is reasonably expected to, result in any of the conditions to the purchase and sale of the Shares set forth in Section 3(a) not being satisfied. In addition, except as set forth in Schedule 5(b) or otherwise expressly permitted or required by the terms of this Agreement (including Section 8(h) and the last paragraph of this Section 5(b)) or consented to by Buyer, the Company shall not do any of the following:

     (i) amend its Articles of Incorporation or By-laws;

     (ii) declare or pay any dividend or make any other distribution to its stockholders whether or not upon or in respect of any shares of its capital stock;

     (iii) redeem or otherwise acquire any shares of its capital stock or issue any capital stock or any option, warrant or right relating thereto or any securities convertible into or exchangeable for any shares of capital stock;

     (iv) adopt or amend in any material respect any Benefit Plan or collective bargaining agreement, except as required by law or to the extent Seller shall be solely obligated with respect to the subject matter of such adopted Benefit Plan or agreement or such amendment;

     (v) grant to any executive officer or employee any increase in compensation or benefits, except in the ordinary course of business consistent with past practice or as may be required under existing agreements and except for any increases for which Seller shall be solely obligated;

     (vi) incur or assume any liabilities, obligations or indebtedness for borrowed money or guarantee any such liabilities, obligations or indebtedness, other than in the ordinary course of business consistent with past practice and which, in the case of indebtedness for borrowed money, is owed to Seller or one of its affiliates;

     (vii) permit, allow or suffer any of its assets to become subjected to any Lien which would have been required to be set forth in Schedule 4(i) or 4(j) if existing on the date of this Agreement;

     (viii) cancel any material indebtedness or waive any claims or rights of substantial value;

     (ix) except for intercompany transactions in the ordinary course of business consistent with past practice, loan or advance any amount to, or sell, transfer or lease any of its assets (other than cash) to, or enter into any agreement or arrangement with, Seller or any of its affiliates;

     (x) make any change in any method of accounting or accounting practice or policy other than those required by United States generally accepted accounting principles; provided, however, that the Company may make any change in any method of accounting or accounting practice or policy to reflect Seller's plan of disposition for the Company or otherwise to reflect or in anticipation of the transactions contemplated hereby;

     (xi) acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets (other than capital expenditures permitted under clause (xii) below and inventory);

     (xii) make or incur, or commit to make or incur, any capital expenditure (other than any unanticipated environmental, safety & necessity or maintenance capital expenditure) that is not currently provided for in the Company's 1997 capital budget and which in the aggregate exceeds $500,000;

     (xiii) sell, lease or otherwise dispose of any of its assets, except inventory and other current assets or obsolete assets in the ordinary course of business consistent with past practice;

     (xiv) enter into any lease of real property, except any renewals of existing leases in the ordinary course of business with respect to which Buyer shall have the right to participate; or

     (xv) agree, whether in writing or otherwise, to do any of the foregoing.

     Notwithstanding this Section 5(b) or any other provision of this Agreement, the Company shall be permitted to take or cause to be taken any action (i) with respect to the management of its working capital balances that it considers commercially reasonable or prudent on the basis of the exclusion of assets and liabilities pursuant to Section 2(b), (ii) that is proposed by Buyer pursuant to Section 5(j), (iii) with respect to Excluded Assets or Excluded Liabilities or any accounting entries, practices or policies related thereto that the Company elects in its discretion to take or cause to be taken or (iv) in connection with curtailing the Company's activities on the International Petroleum Exchange and on NYMEX. Buyer and Valero acknowledge that (A) since prior to February 28, 1997, the Company has been seeking to decrease the level of its inventory and accounts receivable and otherwise manage its working capital balances (which activity has been accelerated since March 10, 1997, in anticipation of the exclusion of assets and liabilities pursuant to Section 2(b)), and (B) since prior to December 31, 1996, the Company has been limiting its capital expenditures substantially to those related to environmental and safety & necessity.

     (c) Confidentiality. After the Closing, Seller shall keep confidential, and cause its affiliates and instruct its and their officers, directors, employees and advisors to keep confidential, all information relating to the Company and its business or, to the extent provided in connection with the transactions contemplated by this Agreement, Valero and the Valero Subsidiaries, except (i) as required by law or administrative process, provided that Seller shall, to the extent practicable, give the Company or Valero, as applicable, prompt notice of any such requirement so that the Company or Valero, as applicable, may seek a protective order, confidential treatment or other remedy to protect the confidentiality of the information required to be disclosed, (ii) for information that has been or becomes available to Seller on a nonconfidential basis from a source other than the Company or Valero, as applicable, provided that such source is not known by Seller to itself be bound by a confidentiality agreement with the Company or Valero, as applicable, or to have received such information directly or indirectly, from a person so bound, (iii) for information which is available to the public on the Closing Date or thereafter becomes available to the public other than as a result of a breach of this Section 5(c), (iv) for information relating primarily to Excluded Assets or Excluded Liabilities or
(v) for information that has been or is made available (other than as a result of a breach of this Section 5(c)) in connection with any underwriting or other investment banking activity that has been or is conducted by Seller's affiliates on behalf of Buyer, Valero or the Company.

     (d) Insurance. Seller shall keep, or cause to be kept, all insurance policies set forth in Schedule 4(n), or suitable replacements therefor, in full force and effect through the close of business on the Closing Date. Seller shall, prior to the Closing, cause the Company to keep its insurance policies for in transit cargo in effect until the inventory of the Company covered thereby reaches its final destination.

     (e) Assignment of Confidentiality Agreements. On the Closing Date, Seller shall assign or cause to be assigned to Buyer its or any of its affiliates' rights under all confidentiality agreements entered into by Seller or any such affiliate with any person in connection with the proposed sale of the Company to the extent such rights relate to the Company. Copies of such confidentiality agreements shall be provided to Buyer on the Closing Date.

     (f) Resignations. On the Closing Date, Seller shall cause to be delivered to Buyer duly signed resignations (from the applicable board of directors), effective upon the Closing, of all directors of the Company and shall take such other action as is necessary to accomplish the foregoing, provided that no such resignation by any director who is also an officer of the Company shall be considered a breach, default or termination of any kind by such officer of such officer's employment agreement with the Company.

     (g) No Additional Representations. Seller acknowledges that (i) except as expressly set forth in this Agreement (including the Schedules hereto) and the Stockholder Agreements, none of Valero, Buyer or any other person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding Valero and Buyer furnished or made available to Seller and its representatives and (ii) except as expressly set forth in the Stockholders Agreements, none of Valero, Buyer or any other person shall have or be subject to any liability to Seller or any other person resulting from the distribution to Seller, or Seller's use of, any such information, including any information, documents or material made available to Seller in management presentations or in any other form in expectation of the transactions contemplated hereby.

     (h) Supplemental Disclosure. Seller shall have the continuing obligation until the Closing promptly to supplement or amend the Schedules hereto furnished by or on behalf of Seller with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in such Schedules; provided, however, that for the purpose of the rights and obligations of the parties hereunder and subject to the provisions of Section 3(c), any such supplemental or amended Schedule shall not be deemed to have been disclosed as of the date of this Agreement unless so agreed in writing by Buyer.

     (i) Certain Licenses and Permits. Seller covenants that all licenses, permits and authorizations which are held in the name of any employee, officer, director, stockholder, agent or otherwise on behalf of the Company shall be duly and validly transferred to the Company without consideration prior to the Closing and that the warranties, representations and covenants contained in this Agreement shall apply to the same as if held by the Company as of the date hereof.

     (j) Feedstock and Operating Processes. Prior to the Closing, the Company shall consider in good faith any changes proposed by Buyer with respect to the type of feedstock purchases being made by the Company or with respect to its operating processes, and the Company shall use reasonable efforts to implement such proposed changes unless the Company, in its reasonable judgment, believes that such proposed changes could adversely affect in any way the Company's business or results of operations or the amount to be paid to Seller for Net Working Capital under Section 2.

     (k) Securities Act. Seller shall not offer to sell or otherwise dispose of the Valero Shares so acquired by it in violation of any of the registration requirements of the Securities Act.

     (l) Limitation on Trading. Neither Seller nor any of Seller's controlled affiliates shall, during the 15 trading days ending on the fifth Business Day prior to the Closing Date (including any portion of such 15 trading days preceding the date of this Agreement), engage in any transaction in Valero Common Stock or in any options, rights or interests therein, including any short sales, that is intended to, or could reasonably be foreseen to, have an adverse effect on the market price of Valero Common Stock. The foregoing shall not apply to Seller's asset management, investment banking or broker dealer subsidiaries conducting transactions in the ordinary course of their business.

     (m) Removal of Mechanics' Liens. Promptly upon resolution of all the suits, actions, claims and other proceedings relating to the Mechanics' Liens, Seller shall cause to be filed, at its cost and expense, all releases and other documents reasonably necessary or advisable to remove the Mechanics' Liens as Liens on any property or assets of the Company.

     SECTION 6. Representations and Warranties of Buyer and Valero. Buyer and Valero hereby jointly and severally (but subject to Section 13(b)) represent and warrant to Seller as follows:

     (a) Authority. Each of Buyer and Valero is a corporation validly existing and in good standing under the laws of the State of Delaware. Each of Buyer and Valero has all requisite corporate power and authority to enter into this Agreement and each Ancillary Agreement to which Buyer or Valero is or is specified to be a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby (in each case to the extent a party thereto). All corporate acts and other proceedings required to be taken by Buyer or Valero to authorize the execution, delivery and performance of this Agreement and each Ancillary Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and properly taken. This Agreement has been duly executed and delivered by each of Buyer and Valero, and each Ancillary Agreement to which Buyer or Valero is or is specified to be a party will be duly executed and delivered by Buyer or Valero, as applicable, prior to the Closing, and each such Agreement constitutes or will constitute a legal, valid and binding obligation of Buyer or Valero, as applicable, enforceable against Buyer or Valero, as applicable, in accordance with their respective terms.

     (b) No Conflicts; Consents. The execution and delivery by each of Buyer and Valero of this Agreement and each Ancillary Agreement to which Buyer or Valero is or is specified to be a party do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof shall not, conflict with, or result in any violation or breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Buyer, Valero or any other Valero Subsidiary (as defined in Section 6(d)), under, any provision of (i) the Certificate of Incorporation or By-laws of Buyer or Valero or the comparable governing instruments of any other Valero Subsidiary, (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, agreement or arrangement to which Buyer, Valero or any other Valero Subsidiary is a party or by which any of their respective properties or assets are bound or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer, Valero or any other Valero Subsidiary or their respective properties or assets, other than, in the case of clauses (ii) and
(iii) above, any such items that, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the business, assets, financial condition or results of operations of Valero and the Valero Subsidiaries, taken as a whole, or on the ability of Buyer or Valero to consummate the transactions contemplated hereby and by the Ancillary Agreements (a "Buyer Material Adverse Effect"). No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to Buyer, Valero or any other Valero Subsidiary in connection with the execution, delivery and performance of this Agreement or any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby, other than (A) compliance with and filings under the HSR Act, (B) compliance with and filings under Section 13(a) of the Exchange Act,
(C) compliance with and filings and notifications under applicable environmental laws, including with respect to the termination and reissuance or the transfer of environmental permits, licenses and authorizations, (D) the registration of the Valero Shares or, subject to Section 13(b), shares of Buyer Common Stock under the Securities Act and any state "Blue Sky" laws pursuant to the Stockholder Agreements and (E) those that may be required solely by reason of Seller's or the Company's (as opposed to any other third party's) participation in the transactions contemplated hereby or by any Ancillary Agreement.

     (c) The Valero Shares. The Valero Shares are duly authorized and, when issued in accordance with the terms of this Agreement, will be duly and validly issued and outstanding, fully paid and nonassessable. Other than this Agreement and the Stockholder Agreements, the Valero Shares will not be upon the Closing subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding, including any such agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of the Valero Shares. The Valero Shares will not be issued in violation of, and will not be subject to, any purchase option, call, right of first refusal, preemptive, subscription or similar rights under any provision of Applicable Law, the Certificate of Incorporation or By-laws of Valero, any contract, agreement or instrument to which Valero is subject, bound or a party or otherwise (other than the Valero Stockholder Agreement).

     (d) Existence and Standing; Books and Records. (i) Each Valero Subsidiary (other than Buyer, which is the subject of Section 6(a)) is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation, except where failure to be in good standing could not, individually or in the aggregate, reasonably be expected to have a Buyer Material Adverse Effect. Each of Valero and the Valero Subsidiaries has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, could not reasonably be expected to have a Buyer Material Adverse Effect. Each of Valero and the Valero Subsidiaries is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which the conduct or nature of its business or the ownership, leasing or holding of its properties makes such qualification necessary, except such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, could not reasonably be expected to have a Buyer Material Adverse Effect. As used in this Agreement, the term "Valero Subsidiary" means each person (including Buyer) of which a majority of the voting power of the voting equity securities or equity interests is owned, directly or indirectly, by Valero.

     (ii) Valero has delivered to Seller complete and correct copies of the Certificate of Incorporation and By-laws, each as amended to date, of each of Valero and Buyer.

     (e) Capital Stock of Valero and the Valero Subsidiaries. The authorized capital stock of Valero consists of (i) 75,000,000 shares of Valero Common Stock, of which 44,840,281 shares of Valero Common Stock were issued and outstanding as of the close of business on March 31, 1997, (ii) 20,000,000 shares of Preferred Stock, par value $1.00 per share, of which 3,450,000 shares of $3.125 Convertible Preferred Stock were issued and outstanding as of the close of business on March 31, 1997, and (iii) 10,000,000 shares of Serial Preference Stock, par value $1.00 per share, none of which is issued and outstanding. As of the close of business on March 31, 1997, there were outstanding under the Valero Stock Plans (as defined below) options to acquire an aggregate of 4,055,185 shares of Valero Common Stock (subject to adjustment on the terms set forth in the Valero Stock Plans), and there were up to 134,708 shares of Valero Common Stock reserved for issuance pursuant to the terms of Valero's performance share awards. As of the close of business on March 31, 1997, Valero held 31,781 treasury shares. All the outstanding shares of Valero Common Stock have been, and all shares of Valero Common Stock which may be issued pursuant to the terms of any options, securities or plans referred to above will be, when issued, duly authorized and validly issued, and are or will be, when issued, fully paid and nonassessable. Except for the shares referred to in the first two sentences of this Section 6(e), there are no shares of capital stock or other equity securities of Valero outstanding.
Schedule 6(e) sets forth for each Valero Subsidiary the amount of its authorized capital stock, the amount of its outstanding capital stock and the record and beneficial owners of its outstanding capital stock. All the outstanding shares of capital stock of each Valero Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable. The Valero Shares, when issued by Valero in accordance with the terms of this Agreement, will not be, and the capital stock of the Valero Subsidiaries has not been, issued in violation of, and no such shares of capital stock or other securities are subject to, any purchase option, call, right of first refusal, preemptive, subscription or similar rights under any provision of Applicable Law, the Certificate of Incorporation or By-laws of Valero or the comparable governing instruments of any Valero Subsidiary, any contract, agreement or instrument to which Valero or any Valero Subsidiary is subject, bound or a party or otherwise, except as provided in the Stockholder Agreements. Except as set forth in the first and second sentences of this Section 6(e) and under the Rights Agreements referred to in Sections 6(n) and 7(g)(ii), there are no outstanding warrants, options, rights, "phantom" stock rights, agreements, convertible or exchangeable securities or other commitments (other than this Agreement, the Merger Agreement (as defined in Section 13(b)) and the Agreement and Plan of Distribution attached as an exhibit to the Merger Agreement) pursuant to which Valero or any Valero Subsidiary is or may become obligated to issue, sell, purchase, return or redeem any shares of capital stock or other securities of Valero or any Valero Subsidiary. Except as set forth in Schedule 6(e) or with respect to the Valero Stock Plans, Valero's $3.125 Convertible Preferred Stock, the Rights Agreements and the Valero performance share awards, there are no equity securities of Valero or any Valero Subsidiary reserved for issuance for any purpose. Except as set forth in Schedule 6(e), Valero has good and valid title, directly or through one or more wholly owned Valero Subsidiaries, to all the outstanding shares of capital stock of each Valero Subsidiary, free and clear of any Liens. There are no outstanding bonds, debentures, notes or other indebtedness having the right to vote on any matters on which stockholders of Valero or any Valero Subsidiary may vote. As used in this Agreement, the term "Valero Stock Plans" means the Valero Stock Option Plan No. 3, Stock Option Plan No. 4, Stock Option Plan No. 5, Restricted Stock Plans, Non-Employee Director Stock Option Plan, Executive Incentive Bonus Plan, Executive Stock Incentive Plan, Employee Thrift Plan, Benefits Trust, Employee Stock Ownership Plan, Valero Employee Stock Ownership Plan and Supplemental Executive Retirement Plan, each as amended and/or restated.

     (f) Financial Statements. The audited consolidated balance sheet of Valero and the Valero Subsidiaries as of December 31, 1996, and the audited consolidated statements of income and cash flows of Valero and the Valero Subsidiaries for the years ended December 31, 1996 and 1995, together with the notes to such financial statements, have been prepared in conformity with generally accepted accounting principles consistently applied (except in each case as described in the notes thereto) and on that basis fairly present the consolidated financial condition and results of operations of Valero and the Valero Subsidiaries as of the date thereof and for the respective periods indicated.

     (g) Absence of Changes or Events. Except as set forth in the Filed SEC Documents (as defined in Section 6(j)), since December 31, 1996, there has not been any material adverse change in the business, assets, financial condition or results of operations of Valero and the Valero Subsidiaries, taken as a whole, other than events, changes or developments relating to the economy in general or resulting from industry-wide developments affecting companies in similar businesses. Seller acknowledges that there may have been disruption to the business of Valero and the Valero Subsidiaries as a result of the announcement by Valero of its intention to consummate the Merger (as defined in Section 13(b)), and there may be disruption to the business of Valero and the Valero Subsidiaries as a result of the consummation of the transactions contemplated by the Merger Agreement, and Seller agrees that such disruptions do not and shall not constitute a breach of this Section 6(g). Except as set forth in the Filed SEC Documents, since December 31, 1996, Valero has caused the business of Valero and the Valero Subsidiaries to be conducted in the ordinary course and in substantially the same manner as previously conducted. Except as set forth in the Filed SEC Documents, since December 31, 1996, to the date of this Agreement, neither Valero nor any of the Valero Subsidiaries has taken any action that, if taken after the date of this Agreement, would constitute a material breach of any of the covenants set forth in Section 7(b).

     (h) Compliance with Applicable Laws. Valero and the Valero Subsidiaries are in compliance with all Applicable Laws, including Environmental Laws, except for instances of noncompliance that, individually or in the aggregate, could not reasonably be expected to have a Buyer Material Adverse Effect. Except as set forth in Schedule 6(h), Valero and the Valero Subsidiaries validly hold, and are in compliance with, all material licenses, permits and governmental authorizations required under Applicable Law, including Environmental Law, for the conduct of the business of Valero and the Valero Subsidiaries as currently conducted. To the knowledge of Valero and the Valero Subsidiaries, there have been no Releases of Hazardous Materials at, on, or under any of the facilities of Valero and the Valero Subsidiaries that could reasonably be expected to have a Buyer Material Adverse Effect.

     (i) SEC Filings. Each of Valero and Buyer has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the "SEC") under the Securities Act and the Exchange Act since January 1, 1994 (the "SEC Documents"), including the Proxy Statement-Prospectus of PG&E Corporation ("PG&E") relating to the Merger and Buyer's Form 10 relating to the Spin-Off. As of its filing date, each SEC Document filed, as amended or supplemented, if applicable, (A) complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations thereunder and (B) did not, at the time it was filed (and at the effective date thereof, in the case of a registration statement), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that Valero and Buyer make no representations or warranties as to information relating to PG&E which is set forth in the SEC Documents. The financial statements of Valero or Buyer, as the case may be, included in the SEC Documents comply as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto).

     (j) Litigation. Except as disclosed in the SEC Documents filed with the SEC and publicly available prior to the date hereof (the "Filed SEC Documents") or in Schedule 6(j), there are no civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending, or to the knowledge of Buyer and Valero threatened, against Valero or any of the Valero Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Buyer Material Adverse Effect or delay the transactions contemplated hereby and by the Ancillary Agreements. Except as disclosed in the Filed SEC Documents, there are no outstanding judgments, orders, decrees, stipulations or awards against Valero or any of the Valero Subsidiaries or their respective properties or businesses that, individually or in the aggregate, could reasonably be expected to have a Buyer Material Adverse Effect.

     (k) Benefit Plans. Each of the "employee pension benefit plans" as (defined in Section 3(2) of ERISA), "employee welfare benefit plans" (as defined in Section 3(1) of ERISA), bonus, stock option, stock purchase, deferred compensation plans or arrangements and other employee fringe benefit plans and other employee fringe benefit plans maintained or contributed to by Valero, any Valero Subsidiary or any entity required to be aggregated with Valero or Buyer under Section 414 of the Code (collectively, "Valero Benefit Plans") has been administered in accordance with its terms and the applicable provisions of ERISA and the Code, except for instances of noncompliance that, individually or in the aggregate, could not reasonably be expected to have a Buyer Material Adverse Effect.

     (l) Takeover Statutes. Assuming that as of the date of this Agreement Seller and its affiliates do not own in the aggregate 5% or more of any shares of equity securities of Valero, Section 203 of the Delaware General Corporation Law (the "DGCL") is inapplicable to the transactions contemplated hereby. The Board of Directors of Valero has approved the issuance of the Valero Shares to Seller for purposes of Section 203(a)(1) of the DGCL. To the knowledge of Buyer and Valero, no other "fair price", "moratorium", "control share acquisition" or other similar antitakeover statute, law, regulation or rule of any Governmental Entity (each, a "Takeover Statute") is applicable to the transactions contemplated hereby.

     (m) Rights Agreement. Valero has taken all necessary action so that entering into this Agreement and consummation of the transactions contemplated hereby will not result in the grant of any rights to any person under the Rights Agreement dated as of October 26, 1995, between Valero and Harris Trust and Savings Bank, as agent, or enable or require any rights thereunder to be exercised, distributed or triggered.

     (n) Regulation as a Utility. Neither Valero nor any of the Valero Subsidiaries is a "holding company", a "subsidiary company" of a "holding company", an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" or a "public utility", as each such term is defined in the Public Utility Holding Company Act of 1935 and the rules and regulations promulgated thereunder.

     (o) Availability of Funds. Buyer has cash available or has existing borrowing facilities or firm commitments which together are sufficient to enable it to consummate the transactions contemplated by this Agreement. True and correct copies of any such facilities and commitments have been provided to Seller. The financing required to consummate the transactions contemplated hereby is collectively referred to as the "Financing". As of the date hereof, Buyer has no reason to believe that any of the conditions to the Financing will not be satisfied or that the Financing will not be available on a timely basis for the transactions contemplated by this Agreement.

     (p) PG&E. Valero has obtained in writing the approval of PG&E under the Merger Agreement to enter into this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby. A true and complete copy of such approval, dated as of March 10, 1997, has been given to Seller, and such approval is in full force and effect and has not been amended, rescinded, supplemented or otherwise modified since the date thereof.

     (q) Private Offering. Neither Valero, any of its affiliates nor anyone acting on its or their behalf has issued, sold or offered any security of Valero to any person under circumstances that would cause the issuance and sale of the Valero Shares, as contemplated by this Agreement, to be subject to the registration requirements of the Securities Act. Neither Valero, any of its affiliates nor anyone acting on is or their behalf will offer the Valero Shares or any part thereof or any similar securities for issuance or sale to, or solicit any offer to acquire any of the same from, anyone so as to make the issuance and sale of the Shares subject to the registration requirements of
Section 5 of the Securities Act. Assuming that Seller does not breach its covenant set forth in Section 5(k), the issuance, sale and delivery of the Valero Shares hereunder are exempt from the registration and prospectus delivery requirements of the Securities Act.

     (r) Securities Act. The Shares purchased by Buyer pursuant to this Agreement are being acquired for investment only and not with a view to any public distribution thereof, and Buyer shall not offer to sell or otherwise dispose of the Shares so acquired by it in violation of any of the registration requirements of the Securities Act.

     SECTION 7. Covenants of Buyer and Valero. (a) Access; Due Diligence. Prior to the Closing, each of Buyer and Valero shall, and shall cause each Valero Subsidiary to, give Seller and its representatives, employees, counsel, accountants, environmental consultants and other agents and advisors reasonable access, during normal business hours and upon reasonable notice, to the personnel, properties, books and records of Valero and each Valero Subsidiary; provided, however, that such access does not unreasonably disrupt the normal operations of Valero or any Valero Subsidiary. Such access shall be sufficient to permit Seller (and its representatives, employees, counsel, accountants, environmental consultants and other agents and advisors) to conduct due diligence to confirm the satisfaction of the condition set forth in Section 3(b)(i); provided, however, that in no event shall Seller conduct any environmental audit or other environmental investigation or testing at, on or under any of the facilities of Valero and the Valero Subsidiaries. Neither Seller nor any of its representatives, employees, counsel, accountants, environmental consultants or other agents or advisors shall in connection with any such due diligence contact any Governmental Entity without the prior written consent of Buyer.

     (b) Consummation of Merger and Spin-Off; Ordinary Conduct. Each of Buyer and Valero shall, both prior to the Closing and thereafter, use all its reasonable efforts to comply with Section 6.1 of the Merger Agreement.
Neither Buyer nor Valero shall take any action that would, or that would reasonably be expected to, result in any of the conditions to the purchase and sale of the Shares set forth in Section 3(b) not being satisfied.

     (c) Confidentiality. (i) Buyer and Valero acknowledge that the information being provided to them in connection with the purchase and sale of the Shares and the consummation of the other transactions contemplated hereby is subject to the terms of a confidentiality agreement between Buyer and the Company (the "Confidentiality Agreement"), the terms of which are incorporated herein by reference. Effective upon, and only upon, the Closing, the Confidentiality Agreement shall terminate.

     (ii) After the Closing the Company shall, and Buyer and Valero shall cause the Company to, keep confidential, and cause its affiliates and instruct its and their officers, directors, employees and advisors to keep confidential, all information relating to the proposed sale of the Company to persons other than Buyer and Valero, except (A) as required by law or administrative process, provided that Buyer and Valero shall, to the extent practicable, give Seller prompt notice of any such requirement so that Seller may seek a protective order, confidential treatment or other remedy to protect the confidentiality of the information required to be disclosed, (B) for information that has been or becomes available to the Company on a nonconfidential basis from a source other than Seller or one of its affiliates, provided that such source is not known by the Company to itself be bound by a confidentiality agreement with Seller or one of its affiliates or to have received such information, directly or indirectly, from a person so bound, and (C) for information which is available to the public on the Closing Date or thereafter becomes available to the public other than as a result of a breach of this Section 7(c)(ii).

     (d)  No Additional Representations.  Buyer and Valero acknowledge that
(i) except as expressly set forth in this Agreement (including the Schedules hereto) and the Stockholder Agreements, neither Seller nor the Company nor any other person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Company furnished or made available to Buyer or Valero and their respective representatives and (ii) except as expressly set forth in the Stockholder Agreements, none of Seller, the Company or any other person shall have or be subject to any liability to Buyer, Valero or any other person resulting from the distribution to Buyer or Valero, or Buyer's or Valero's use of, any such information, including any information, documents or material made available to Buyer or Valero in certain "data rooms", management presentations or in any other form in expectation of the transactions contemplated hereby.

     (e) Supplemental Disclosure. Each of Buyer and Valero shall have the continuing obligation until the Closing promptly to supplement or amend the Schedules hereto furnished by or on behalf of Buyer or Valero with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in such Schedules; provided, however, that for the purpose of the rights and obligations of the parties hereunder and subject to the provisions of Section 3(c), any such supplemental or amended Schedule shall not be deemed to have been disclosed as of the date of this Agreement unless so agreed in writing by Seller.

     (f) Safe Harbor Lease. Buyer shall not assume as lessee, pursuant to Treasury Regulation s 5c.168(f)(8)-2(a)(5), the Safe Harbor Lease.

     (g) Buyer Takeover Statutes and Rights Agreement. In connection with the Spin-Off, Buyer shall take such actions as are necessary (i) to render
Section 203 of the DGCL inapplicable to the transactions contemplated hereby and (ii) so that this Agreement and consummation of the transactions contemplated hereby will not result in the grant of any rights to any person under the Rights Agreement to be entered into by Buyer, or enable or require any rights thereunder to be exercised, distributed or triggered. Prior to the Spin-Off, the Board of Directors of Buyer shall approve (within the meaning of Section 203(a)(1) of the DGCL) the issuance to Seller of shares of Buyer Common Stock in the Spin-Off.

     (h) Limitation on Trading. None of Valero, Buyer or any of their respective controlled affiliates shall, during the 30 trading days ending on
the fifth    Business Day prior to the Closing Date (including any portion of such 30 trading days preceding the date of this Agreement), engage in any transaction in Valero Common Stock or in any options, rights or interests therein, including stock repurchases, that is intended to, or could reasonably be foreseen to, increase the market price of Valero Common Stock.

     (i) Additional Takeover Statutes. If any Takeover Statute is or may become applicable to the transactions contemplated by this Agreement, each of Buyer and Valero and their respective Boards of Directors shall grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated thereby and otherwise act to eliminate or minimize the effects of any Takeover Statute on any of the transactions contemplated by this Agreement.

     SECTION 8. Mutual Covenants. (a) Consents. Prior to the Closing, Seller shall, and shall cause the Company to, cooperate with Buyer, upon the request of Buyer, in any reasonable manner in connection with Buyer obtaining any consents and waivers with respect to the transactions contemplated by this Agreement that may be required from the parties to the contracts, agreements and other instruments listed in the Schedules hereto; provided, however, that such cooperation shall not include any requirement of Seller or any of its affiliates (including the Company) to expend money, incur any liability, commence or participate in any litigation or offer or grant any accommodation (financial or otherwise) to any third party.

     (b) Cooperation. Buyer and the Company, on the one hand, and Seller, on the other, shall cooperate with each other, and shall cause their officers, employees, agents, auditors and representatives to cooperate with each other, from the Closing until December 31, 1997, to ensure the orderly transition of the Company from Seller to Buyer and to minimize any disruption to the respective businesses of Seller, Buyer or the Company that might result from the transactions contemplated hereby. After the Closing, upon reasonable written notice, Buyer and the Company, on the one hand, and Seller, on the other, shall furnish or cause to be furnished to each other and their employees, counsel, auditors and representatives access, during normal business hours, to such information and assistance relating to (i) the Company as is reasonably necessary for financial reporting and accounting matters, employee benefit matters (including with respect to Seller's obligations to pay severance benefits under Section 9), the preparation and filing of any tax returns, reports or forms or the defense of any tax claim or assessment or
(ii) any Excluded Asset or Excluded Liability. Buyer and the Company, on the one hand, and Seller, on the other, shall reimburse the other for reasonable out-of-pocket costs and expenses incurred in assisting the other pursuant to this Section 8(b). Neither party shall be required by this Section 8(b) to take any action that would unreasonably interfere with the conduct of its business or unreasonably disrupt its normal operations.

     (c) Publicity. The parties agree that, from the date hereof through the Closing Date, no public release or announcement concerning the transactions contemplated hereby shall be issued by either Buyer or Valero, on the one hand, or Seller or the Company, on the other, without the prior consent of the other party (which consent shall not be unreasonably withheld), except as such party concludes is required by law or regulation or as is consistent with such party's normal approaches to disclosure to investors, in which case the party required to make the release or announcement shall allow the other party reasonable time to comment on such release or announcement in advance of such issuance; provided, however, that each of Buyer and the Company may make internal announcements to its employees that are consistent with the parties' prior public disclosures regarding the transactions contemplated hereby after reasonable prior notice to and consultation with Seller or Buyer, respectively.

     (d) Reasonable Efforts. Subject to the terms and conditions of this Agreement (including the provisions set forth in Section 8(a)), each party shall use its reasonable efforts to cause the Closing to occur. Without limiting the foregoing, each party shall use its reasonable efforts to cause the Closing to occur on or prior to May 1, 1997.

     (e) Antitrust Notification. Each of the parties shall keep each other apprised of the status of any communications with, and any inquiries or requests for supplemental information from, the United States Federal Trade Commission (the "FTC") and the United States Department of Justice (the "DOJ") with respect to the notification and report forms filed by the parties pursuant to the HSR Act in connection with the transactions contemplated hereby. The parties shall promptly comply with any such inquiry or request, and any supplemental information filed or submitted with the FTC or the DOJ shall be in substantial compliance with the requirements of the HSR Act. Each of the parties shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any such filing or submission.

     (f) Records. On the Closing Date, Seller shall deliver or cause to be delivered to Buyer all agreements, documents, books, records and files, including records and files stored on computer disks or tapes or any other storage medium (collectively, "Records"), if any, in the possession of Seller relating to the businesses and operations of the Company to the extent not then in the possession of the Company, subject to the following exceptions:

     (i) Buyer recognizes that certain Records may contain incidental information relating to the Company or may relate primarily to (A) Excluded Assets or Excluded Liabilities, (B) subsidiaries or divisions of Seller other than the Company or (C) matters for which Seller is providing indemnity pursuant to Section 11, and that Seller may retain such Records and shall provide copies of the relevant portions thereof to Buyer;

     (ii) Seller may retain all Records prepared in connection with the sale of the Shares, including bids received from other parties and analyses relating to the Company;

     (iii) Seller may retain any tax returns, reports or forms, and Buyer shall be provided with copies of such returns, reports or forms only to the extent that they relate to the Company's or any Subsidiary's separate returns or separate tax liability; and

     (iv) Seller may retain all Records dated prior to January 1, 1992, provided that Seller shall retain such Records for a period of 10 years from the Closing Date and shall provide Buyer, the Company and their respective officers, employees, agents, auditors and representatives reasonable access to such Records during normal business hours following the Closing.

     (g) Support Services; Genesis; Resolution Services. (1) Seller provides the Company with certain support services, including cash management, human resources, legal, tax and benefit plan administration. Buyer acknowledges that all such support services will be terminated as of the Closing Date.

     (2) Pursuant to the Corporate Services Agreement dated as of December 4, 1996 (the "Genesis Services Agreement"), by and among GE, GC and the Company, the Company is obligated to provide certain services to Genesis. The Genesis Services Agreement is not an Excluded Liability or an Excluded Asset. After the Closing the Company shall, pursuant to the Outsourcing and Resolution Services Agreement, outsource to one of Seller's other affiliates, which may be Basis Clearing ("Seller Affiliate"), under the terms of the Genesis Services Agreement, the credit, treasury and tax services that the Company is obligated to provide thereunder (the "Outsourced Services").

     (3) In order for Seller to be able to address, following the Closing, various matters arising in connection with its sale of the Company, including providing the Outsourced Services, preparing the Statement, agreeing to the Final Statement, transferring and managing Excluded Assets and Excluded Liabilities, preparing Tax Returns and financial statements and addressing employee benefit and accounting matters. Seller shall have the right, notwithstanding Section 9, to retain, or to cause Seller Affiliate to retain, the employees of the Company (the "Resolution Employees") identified in
Schedule 8(g).

     (4) Seller shall cause the Company and Seller Affiliate to execute and deliver prior to the Closing an outsourcing and resolution services agreement (the "Outsourcing and Resolution Services Agreement") in a form reasonably satisfactory to Seller and Buyer pursuant to which (A) the Company shall agree to continue to provide or cause to be provided, through December 31, 1997, and in substantially the same manner as is being provided as of the date of this Agreement, all services, other than the Outsourced Services, and office space (as currently configured) it provides or causes to be provided to Genesis under the Genesis Service Agreement, including the sublease to Genesis of the 31st, 32nd and 33rd floors of the Company's corporate offices, provided that employees of Genesis may be relocated from the 32nd and 33rd floors of the Company's corporate offices to the 31st floor of such offices on or after July 31, 1997, (B) Seller Affiliate shall agree to provide, in substantially the same manner as is being provided as of the date of this Agreement, all the Outsourced Services to Genesis under the Genesis Service Agreement and (C) the Company shall agree to provide or cause to be provided to the Resolution Employees, for Seller Affiliate's account, the same type of services and office space referred to in the immediately preceding clause (A) that the Company shall continue to provide or cause to be provided to Genesis (which office space shall be on the same floors as the office space referred to in such clause (A)), and Seller Affiliate shall agree to pay for such services and office space on terms consistent with the terms set forth in the Genesis Services Agreement, provided that, if the Company's landlord consents to the assignment to Seller Affiliate of the Company's lease of the 28th floor of the Company's corporate offices, (I) such lease shall be so assigned to, and shall be assumed by, Seller Affiliate and (II) the Resolution Employees may be relocated, on or after July 31, 1997, from the 31st, 32nd and 33rd floors of the Company's corporate offices to such 28th floor.

     (5) Following the Closing, Buyer shall not permit the Company to terminate, prior to November 30, 1997, the Agreement for Purchase and Sale of Crude Oil dated as of December 4, 1996, by and between the Company and GC.

     (h) Transfer of Excluded Assets and Liabilities. All the Excluded Assets and Excluded Liabilities shall be transferred by the Company and the Subsidiaries to Seller or one of its other affiliates, or otherwise disposed of, liquidated or discharged, prior to the Closing; provided, however, that the Genesis Investments and the Excluded Genesis Agreements (as defined in
Schedule 1(c)) shall be so transferred on the Closing Date but after the Closing.

     (i) Collection of Receivables. Any payment received by Buyer or the Company on behalf of any accounts receivable transferred to Seller at or prior to the Closing ("Seller Receivables") shall be held in trust for the account of Seller. Buyer shall account for and forward such payments to Seller no later than the first Business Day of the month immediately following the month in which such payments were received by Buyer or the Company. Buyer shall not, and shall cause the Company not to, in any way expressly request or direct any customer who is indebted under both a Seller Receivable and any other accounts receivable due to the Company (a "Company Receivable"), to direct that payments by such customer be applied to Company Receivables rather than Seller Receivables. For a period of 180 days following the Closing Date (the "Collection Period"), Buyer shall use, and shall cause the Company to use, its reasonable efforts to collect Seller Receivables from any continuing customer of Buyer or the Company. During and following the Collection Period, Seller may take any actions it deems commercially reasonable to collect Seller Receivables, including using a collection agency or commencing legal action in connection with such collection efforts. Upon request from Seller, Buyer shall (i) promptly deliver or cause to be delivered to Seller any tangible evidence of Seller Receivables then in possession of Buyer or under its control and (ii) execute and deliver or cause to be executed and delivered to Seller such instruments and other documents as Seller may reasonably request to assist Seller in its collection efforts.

     (j) Other Agreements. Seller, Buyer, Valero and the Company shall execute and deliver prior to the Closing the Stockholder Agreements and the Assumption Agreements to the extent each is a party thereto.

     SECTION 9. Employee Matters. (a) Employment. Schedule 9(a) sets forth the list (the "List") of employees of the Company who shall not remain in employment with the Company after the Closing Date (such employees being hereinafter referred to as "Excluded Employees"), and identifies 15 other employees of the Company who shall remain in employment with the Company for a period from the Closing Date to a date not later than December 31, 1997 (such employees being hereinafter referred to as "Transition Employees", and such period being hereinafter referred to as the "Transition Period"). Employees of the Company who are not Excluded Employees or Transition Employees shall remain in employment with the Company after the Closing Date (such employees being hereinafter referred to as "Retained Employees"). Seller and the Company shall be under no obligation to take any actions before the Closing Date to retain as employees of the Company any of the Retained Employees or Transition Employees, other than maintaining good employee relationships consistent with past practices and complying with the terms of applicable contracts in existence on the date hereof.

     (b) Excluded Employees. Before the Closing, either the Company shall terminate the employment by the Company of each Excluded Employee or Seller shall cause such Excluded Employee to be transferred from the employment of the Company to the employment of Seller or Seller Affiliate. Subject to
Section 9(f), Seller shall assume and be responsible for all claims, costs, expenses, liabilities and other obligations, including liability for severance benefits, accrued vacation, benefits under SFAS 106, benefits required by
Section 4980(f) of the Code or other applicable statute and all other retiree medical benefits that any Excluded Employee may otherwise be entitled to receive under a Benefit Plan, related to such termination or transfer of the Excluded Employees (excluding any claim, cost, expense, liability or other obligation to the extent an accrual or other item is included therefor in Current Liabilities or to the extent based upon discrimination by Buyer in the selection of Excluded Employees); provided, however, that Buyer or Valero shall reimburse Seller for the cost of any severance payments (including payments made for the termination of employment agreements) provided by Seller, Seller Affiliate or the Company to any Excluded Employee if Buyer, Valero, the Company or any of their respective affiliates hires such Excluded Employee in any capacity (including as a consultant) within one year of the Closing Date for a period in excess of 30 days (a "Non-Transitional Period"). Buyer, Valero and the Company shall be responsible for all claims, costs, expenses, liabilities and other obligations to the extent an accrual or other item is included therefor in Current Liabilities or to the extent based upon discrimination by Buyer in the selection of Excluded Employees. Seller shall be responsible for complying with all requirements of the WARN Act applicable to the Company and its business prior to the Closing. Buyer, Valero and the Company shall be responsible for complying with all such requirements at and after the Closing.

     (c) Retained Employees. Except to the extent otherwise described in this Section 9 as the responsibility of Seller, the Company shall retain liability (including after the Closing Date) for all claims, costs, expenses, liabilities and other obligations related to the Retained Employees, including for compensation (salary and bonuses), for post-retirement medical and insurance benefits under SFAS 106 and for all other employee benefits.
Subject to Section 9(f), Seller shall be responsible for all claims, costs, expenses, liabilities and other obligations related to the Retained Employees (other than for compensation and employee benefits) to the extent attributable to the employment of the Retained Employees by the Company prior to the Closing. For a period of one year after the Closing Date, Buyer or Valero shall provide, or cause to be provided, severance benefits to each Retained Employee that are no less favorable to such Retained Employee than those provided by the Company immediately prior to the Closing Date to terminated employees, and, for purposes of determining such severance benefits, each Retained Employee shall be given full credit for such Retained Employee's prior service with the Company and its predecessors.

     (d) Transition Employees. (i) For the Transition Period, Buyer or Valero shall provide, or cause to be provided, compensation (including any minimum bonus referred to in Schedule 4(o) prorated for the Transition Period) to each Transition Employee at a level no less favorable to such Transition Employee than the compensation level for such Transition Employee in effect immediately prior to the Closing Date. For any period of time that a Transition Employee remains employed by the Company following the last day of the Transition Period, Buyer or Valero shall provide, or cause to be provided, until the first anniversary of the Closing, severance benefits to such Transition Employee that are no less favorable to such Transition Employee than those provided by the Company immediately prior to the Closing Date to terminated employees, and, for purposes of determining such severance benefits, each Terminated Employee shall be given full credit for such Terminated Employee's prior service with the Company and its predecessors.

     (ii) Subject to Section 9(f), Seller shall be responsible for all severance benefits (in accordance with the applicable severance programs of the Company in effect prior to the Closing) for Transition Employees who are terminated by the Company on or prior to the end of the Transition Period; provided, however, that Buyer or Valero shall reimburse Seller for the costs of such severance benefits (i) if Buyer, Valero, the Company or any of their respective affiliates hires any such Transition Employee in any capacity (including as a consultant) within one year of the end of the Transition Period for a Non-Transitional Period or (ii) to the extent such costs are attributable to the employment of such Transition Employees beyond the first 180 days immediately following the Closing Date. In addition, subject to
Section 9(f), Seller shall be responsible for all other claims, costs, expenses, liabilities and other obligations (including liability for accrued vacation, post-retirement medical and insurance benefits under SFAS 106, benefits required by Section 4980(f) of the Code or other applicable statute and all other retiree medical benefits that any Transition Employee may otherwise be entitled to receive under a Benefit Plan) related to the termination of employment of any Transition Employee on or prior to the end of the Transition Period; provided, however, that in no event shall Seller be responsible for any such claims, costs, expenses, liabilities and other obligations (A) to the extent attributable to the employment of such Transition Employee beyond the Closing Date or (B) to the extent based upon discrimination by Buyer or the Company in terminating such Transition Employee, which such claims, costs, expenses, liabilities and other obligations shall be, in the case of either clause (A) or (B), the responsibility of Buyer and Valero.

     (iii) Except to the extent otherwise described in this Section 9 as the responsibility of Buyer, Valero or the Company, Seller shall assume and be responsible for all claims, costs, expenses, liabilities and other obligations related to Transition Employees, including for compensation (salary and bonuses) and for employee benefits, except to the extent (A) attributable to the employment of such Transition Employees by the Company, Valero or Buyer on or after the Closing, (B) items or accruals relating thereto are included in Current Liabilities or (C) otherwise provided for in Section 9(f). The Company shall retain liability (including after the Closing Date) for the claims, costs, expenses, liabilities and other obligations referred to in clauses (A), (B) and (C) of the immediately preceding sentence.

     (e) Stay Bonuses. Seller shall be responsible for paying Excluded Employees, Retained Employees and Transition Employees any benefits (collectively, "Stay Bonuses") they are entitled to under the terms of the Company's "stay bonus" program; provided, however, that Buyer and Valero shall be responsible for the portion of any Stay Bonus that is allocable to the period from the Closing Date to December 31, 1997, for any of the six employees of the Company listed in Schedule 9(e) if such employees are (i) designated by Buyer as Transition Employees or (ii) hired in any capacity (including as a consultant) by Buyer, Valero, the Company or any of their respective affiliates at any time within 180 days of the Closing Date. For purposes of the foregoing proviso, Stay Bonuses shall be deemed to have been paid for the 1997 calendar year.

     (f) Additional Matters. (i) If any items or accruals for employee benefits or compensation are included in Current Liabilities (such as for the Company's profit sharing & retirement savings plan and for bonuses and Retained SFAS 106 Liabilities), the Company shall, on and after the Closing Date, (A) provide the Retained Employees with such benefits or compensation to the full extent of, on a basis consistent with, and for the same time period represented by, such accrual (which, in the case of Retained SFAS 106 Liabilities, shall be based on Valero's existing retiree health and benefit plans or the corresponding benefit plans of the Company as the accrual therefor is determined in accordance with Section 2(b)(viii)(F)) or (B) in the case of Retained SFAS 106 Liabilities, include the Retained Employees in Valero's existing retiree health and benefit plans. Notwithstanding anything to the contrary in this Section 9, in no event shall Seller shall have any liability or other obligation for such benefits or compensation.

     (ii) In any event, the Company shall pay to former employees of the Company (including Excluded Employees) all benefits to which they are entitled under the Company's profit sharing & retirement savings plan to the extent such benefits are funded under such plan as of the Closing Date.

     (iii) This Section 9 shall not require any acceleration of benefits not otherwise required by the terms of the Benefit Plans.

     (g) Resolution Employees. Nothing in this Section 9 shall limit or otherwise affect Seller's right to retain Resolution Employees pursuant to
Section 8(g)(3). In furtherance thereof, none of Buyer, Valero, the Company or any of their respective affiliates shall, for a period of one year after the Closing Date, hire, or offer employment to, Resolution Employees in any capacity (including as a consultant) during any period they are employed by Seller, Seller Affiliate, Genesis or any of their respective affiliates. Seller shall be responsible for all claims, costs, expenses, liabilities and other obligations related to Resolution Employees.

     SECTION 10. Further Assurances. From time to time, as and when requested by either Buyer or Valero, on the one hand, or Seller, on the other, the other party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions (subject to the provisions of Sections 8(a) and 8(d)), as such other party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement.

     SECTION 11. Indemnification. (a) Tax Indemnification. Seller shall indemnify Buyer, its affiliates (including Valero, the Company and their respective affiliates) and each of their respective officers, directors, employees, stockholders, agents and representatives and hold them harmless from (i) all liability for Taxes of the Company and the Subsidiaries for the pre-Closing Tax Period, other than ad valorem property Taxes due for the current tax period, (ii) all liability (as a result of Treasury Regulation s1.1502-6(a) or otherwise or any comparable state, local or foreign tax law) for Taxes of Seller or any other corporation which is or has been affiliated, or been part of a combined, unitary or consolidated group, with Seller (other than the Company), (iii) all liability for Taxes resulting from the Section 338(g) and 338(h)(10) elections (or any comparable elections under state or local Tax law) contemplated by Section 12(a) and (iv) any other cost or expense relating to such Taxes (including reasonable legal fees and expenses) other than as provided in this Section 11(a). Notwithstanding the foregoing, Seller shall not indemnify and hold harmless Buyer and its affiliates, and each of their respective officers, directors, employees and agents, from any liability for Taxes attributable to any action taken after the Closing by Buyer, any of its affiliates (including Valero or the Company) or any transferee of Buyer or any of its affiliates (other than any such action expressly required by Applicable Law or by this Agreement, including the actions described in Section 12(a)) (a "Buyer Tax Act") or attributable to a breach by Buyer, Valero or the Company (after the Closing) of any of their respective obligations under this Agreement.

     Each of Buyer, Valero and the Company shall jointly and severally (but subject to Section 13(b)) indemnify Seller and its affiliates and each of their respective officers, directors, employees, stockholders, agents and representatives and hold them harmless from (i) all liability for Taxes of the Company for any taxable period beginning after the Closing Date, (ii) all liability for Taxes of the Company for any portion of a Straddle Period (as defined below) that begins after the Closing Date, (iii) all liability for Taxes attributable to a Buyer Tax Act or to a breach by Buyer, Valero or the Company (after the Closing) of any of their respective obligations under this Agreement, (iv) without limiting clause (i) of this paragraph, all liability for ad valorem property Taxes due for the current tax period and (v) any other cost or expense related to such Taxes (including reasonable legal fees and expenses) other than as provided in this Section 11(a).

     In the case of any taxable period that includes (but does not end on) the Closing Date (a "Straddle Period"):

     (i) franchise and similar Taxes based on assets, net worth or a similar measure and real, personal and intangible property Taxes of the Company and the Subsidiaries (all the foregoing, "Value-based Taxes") for the Pre-Closing Tax Period shall be equal to the amount of such Value-based Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days during the Straddle Period that are in the Pre-Closing Tax Period and the denominator of which is the number of days in the Straddle Period; and

     (ii) the Taxes of the Company and the Subsidiaries (other than Value-based Taxes) for the Pre-Closing Tax Period shall be computed as if such taxable period ended as of the close of business on the Closing Date.

     The payments to be made pursuant to the immediately preceding sentence by Seller or Buyer, Valero or the Company with respect to a Straddle Period shall be appropriately adjusted to reflect any final determination (which shall include the execution of Form 870-AD or successor form) with respect to Straddle Period Taxes. The indemnifying party shall make indemnity payments under this Section 11(a) as follows: (A) for Taxes owing but not yet paid by the indemnified party, either by payments directly to the relevant taxing authority on or before the due date for such Taxes or by payments to the indemnified party at least five days before the date on which such indemnified party is required to pay such Taxes to the relevant taxing authority; (B) for Taxes paid by the indemnified party (including payments for estimated Taxes) by payments directly to such indemnified party on or before the later of (I) the Closing Date and (II) five days after the Tax Return with respect to such Taxes is required to be filed with the relevant taxing authority; and (C) for costs and expenses (including reasonable legal fees and expenses) relating to claims for Taxes, promptly as statements in reasonable detail therefor are received. All such amounts are to be paid in immediately available funds.

     (b) Other Indemnification by Seller. After the Closing, Seller shall indemnify Buyer, its affiliates (including Valero, the Company and their respective affiliates) and each of their respective officers, directors, employees, stockholders, agents and representatives against and hold them harmless from any loss, liability, claim, damage or expense, including reasonable legal fees and expenses (each, a "Buyer Loss"), suffered or incurred by any such indemnified party (other than any relating to Taxes, for which indemnification provisions are set forth in Section 11(a), or to any matter arising under any Environmental Law or otherwise relating to Hazardous Materials, for which indemnification provisions are set forth in Section 11(c)) to the extent arising from:

     (i) any breach as of the Closing Date of any representation or warranty of Seller which survives the Closing contained in this Agreement or any Ancillary Agreement;

     (ii) any breach of any covenant of Seller contained in this Agreement or any Ancillary Agreement requiring performance after the Closing;

     (iii) any Excluded Liability or obligation or liability with respect to Excluded Assets;

     (iv) the failure to collect any Indemnified Exchange Imbalances within 90 days after the Closing Date to the extent, in the case of Indemnified Exchange Imbalances that are differential exchange imbalances, not offset by a corresponding accounts payable included in Current Liabilities for such differential exchange imbalance; provided, however, that on and after the date Seller makes a payment under this Section 11(b)(iv) for any such Indemnified Exchange Imbalance, such Indemnified Exchange Imbalance shall be considered an Excluded Asset for purposes of this Agreement and the provisions of Section 8(i) applicable to Seller Receivables shall also be applicable to such Indemnified Exchange Imbalance;

     (v) any obligation or liability described in Section 9 as the responsibility of Seller;

     (vi) the covenant of the Company not to compete identified in Schedule 4(l); or

     (vii) any obligation or liability of the Company, contingent or otherwise, to the extent (I) existing, or arising out of any state of facts existing, on or prior to the Closing and (II) attributable to the time prior to the Closing, other than (A) any such obligation or liability for which indemnification is provided for under clause (iii), (iv), (v) or (vi) above,
(B) any Current Liability, (C) any such obligation or liability pursuant to any contract, agreement or other instrument to which the Company is a party on the Closing Date, (D) except as otherwise provided in Section 9, any such obligation or liability contained in the Benefit Plans set forth in Schedule 4(o) or any plan, fund, program, policy, contract or arrangement described in
Section 4(o) but not required to be set forth in Schedule 4(o) (collectively, together with the Benefit Plans, the "Plans") and (E) any such obligation or liability under this Agreement or any Ancillary Agreement.

     Seller shall not have any liability under clauses (i) and (vii) of the immediately preceding paragraph: (x) for any individual items where the Buyer Loss relating thereto is less than $25,000; provided, however, that, in the case of clause (vii) of the immediately preceding paragraph, the limitation set forth in this clause (x) shall not apply to any such Buyer Loss with respect to which Seller has received a written claim from Buyer (specifying in reasonable detail the basis for such claim) prior to January 1, 1998; and (y) in excess of, together with all Environmental Losses (as defined in Section 11(c)) for which Seller shall have liability under Section 11(c)(i), $215,000,000 in the aggregate. Seller shall also not have any liability under clause (i) of the immediately preceding paragraph unless the aggregate of all Buyer Losses relating thereto for which Seller would, but for this sentence, be liable exceeds on a cumulative basis $500,000, in which case Seller shall be liable for all such Buyer Losses other than as provided in the immediately preceding sentence.

     Buyer, Valero and the Company acknowledge and agree that, should the Closing occur, their sole and exclusive remedy with respect to any and all claims relating to this Agreement or any Ancillary Agreement, the transactions contemplated hereby or thereby, the Company and its properties, assets, liabilities, operations and business shall be pursuant to the indemnification provisions set forth in this Section 11, in Section 2.06 of each of the Stockholder Agreements and in any underwriting agreement entered into by Buyer or Valero pursuant to the Stockholder Agreements. In furtherance of the foregoing, each of Buyer, Valero and the Company hereby waives, from and after the Closing, to the fullest extent permitted under Applicable Law, any and all rights, claims and causes of action it may have against Seller and its affiliates arising under or based upon any Federal, state, local or foreign statute, law, ordinance, rule or regulation or otherwise, including any Environmental Law (except pursuant to the indemnification provisions referred to in the immediately preceding sentence).

     (c) Environmental Indemnification by Seller. Notwithstanding anything to the contrary in this Agreement but in no event limiting Seller's obligation to assume and indemnify Valero, Buyer and the Company with respect to Excluded Liabilities, this Section 11(c) sets forth Seller's sole and exclusive obligations with respect to any matters arising under any Environmental Laws or otherwise relating to Hazardous Materials.

     Subject to the following conditions, limitations and qualifications, after the Closing Seller shall indemnify Buyer, its affiliates (including Valero, the Company and their respective affiliates) and each of their respective officers, directors, employees, stockholders, agents and representatives against, and hold them harmless from, any loss, liability, claim, damage or expense, including reasonable attorneys' and consultants' fees and interest expenses (collectively, "Environmental Losses"), incurred by any such indemnified party to the extent any such Environmental Loss is pursuant to an Environmental Law as such Environmental Law is in effect at the Closing and arises out of:

     (i) a written claim by any third party alleging personal injury or property damage from exposure to, or from off-site migration of, Hazardous Materials arising out of the operation of the facilities of the Company or the lease or ownership of real property by the Company, whether or not leased or owned by the Company at the time the exposure or migration is alleged to have occurred, in each such case, prior to the Closing (a "Third Party Exposure Claim"), or an Off-Site Disposal Matter (as defined below); provided, however, that:

     (A) Seller shall have no indemnification obligation for any Environmental Loss arising out of a Third Party Exposure Claim made by a Governmental Entity except to the extent such Environmental Loss relates to a claim for natural resources damage or damage to property of a Governmental Entity or for reimbursement of medical expenses paid by such Governmental Entity on behalf of persons exposed to Hazardous Materials;

     (B) Seller shall have no indemnification obligation for any Environmental Loss arising out of a Third Party Exposure Claim or an Off-Site Disposal Matter unless the total amount of Environmental Losses arising out of the environmental condition or event giving rise thereto exceeds $25,000; and

     (C) Seller shall have no indemnification obligation for Environmental Losses arising out of Third Party Exposure Claims and Off-Site Disposal Matters in excess of, together with all Buyer Losses for which Seller shall have liability under Sections 11(b)(i) and 11(b)(vii), $215,000,000 in the aggregate;

     (ii) a fine or penalty levied on the Company by any Governmental Entity for noncompliance by the Company prior to the Closing with an Environmental Law as such Environmental Law is in effect at the Closing (an "Environmental Fine"); provided, however, that:

     (A) Buyer and the Company shall assist Seller (at Seller's request and expense) in responding to or in disputing any Environmental Fine with the applicable Governmental Entity, it being understood that (I) such assistance shall include Buyer making available all relevant information and providing access to all employees of the Company with knowledge of any relevant facts,
(II) at Buyer's request, Seller shall cease disputing any Environmental Fine if the continuation of such dispute is reasonably expected to adversely affect the ongoing business or operation of the Company and (III) in no event shall Seller have any obligation to dispute any Environmental Fine;

     (B) Seller shall have no indemnification obligation for any Environmental Loss for an Environmental Fine with respect to which Seller has not received a written claim from Buyer (specifying in reasonable detail the basis for such claim) within six years from the Closing Date; and

     (C) Seller's indemnification obligation for any Environmental Loss for an Environmental Fine shall be limited in any event to the amount of such Environmental Fine and any reasonable attorneys' fees and expenses incurred in disputing such Environmental Fine;

     (iii) an investigation, cleanup or remediation of Hazardous Materials contamination in soils, surface water or groundwater on, under or from the property or facilities of the Company, whether or not owned by the Company at the time the event occurred, which investigation, cleanup or remediation is required by a specific order or notice of violation of or by a Governmental Entity or is otherwise required by an Environmental Law as such Environmental Law is in effect at the Closing, to the extent such contamination is a result of conditions existing at the Company's facilities at or prior to the Closing (a "Required Cleanup"); provided, however, that:

     (A) without limiting in any way the second and third to the last paragraphs of this Section 11(c), Buyer or the Company, as the case may be, shall provide to Seller (I) reasonable advance notice of any planned activities (including any investigation) pursuant to any Required Cleanup, together with the specific reasons for conducting such activities, and (II) the opportunity for Seller to participate in any such activities;

     (B) Seller shall have no indemnification obligation for any Environmental Losses arising out of a Required Cleanup (I) to the extent that such Environmental Losses exceed either (x) the minimum cost of cleanup or remediation necessary to comply with the applicable Environmental Law as such Environmental Law is in effect at the Closing or (y) the cost of implementing the least stringent cleanup standards for the type of properties effected, based on actual use at the Closing, in effect at the time of the related cleanup or remediation, or (II) to the extent that such Environmental Loss is for any investigation undertaken in connection with such Required Cleanup which investigation occurs prior to a written claim for indemnification made by Buyer pursuant to this clause (iii);

     (C) Seller shall have no indemnification obligation for any Environmental Loss arising out of a Required Cleanup with respect to which Seller has not received a written claim from Buyer (specifying in reasonable detail the basis for such claim) within six years from the Closing Date;

     (D) Seller shall have no indemnification obligation for any Environmental Loss arising out of a Required Cleanup unless the total amount of Environmental Losses under this clause (iii), together with the total amount of Environmental Losses under clause (iv), exceeds $2,000,000, and then only for 50% of the next $60,000,000 of Environmental Losses arising out of Required Cleanups, and then only for 25% of the remaining Environmental Losses arising out of Required Cleanups, subject in each case to clause (iii)(E); and

     (E) notwithstanding any other provision of this Agreement to the contrary, Seller's liability for Environmental Losses arising out of Required Cleanups, together with all Environmental Losses for which Seller shall have liability under clause (iv) below, shall not exceed $35,000,000 in the aggregate; and

     (iv) a capital expenditure (excluding maintenance expenditures and expenditures for ordinary course wear and tear) to the extent (x) required as a result of noncompliance by the Company prior to the Closing with an Environmental Law as such Environmental Law is in effect at the Closing and
(y) such capital expenditure would have been required to be made at the Closing to bring the Company into compliance at the Closing with such Environmental Law and (z) necessary to operate the facilities of the Company in the same manner as they were operated in the normal course of business at or about the date of this Agreement (a "Required CAPEX"); provided, however, that:

     (A) without limiting in any way the second and third to the last paragraphs of this Section 11(c), Buyer or the Company, as the case may be, shall provide to Seller (I) reasonable advance notice of any planned activities (including any investigation) in connection with any Required CAPEX, together with the specific reasons for conducting such activities, and
(II) the opportunity for Seller to participate in any such activities;

     (B) Seller shall have no indemnification obligation for any Environmental Loss for Required CAPEX to the extent that such Environmental Loss exceeds the minimum cost necessary to comply with the applicable Environmental Law as such Environmental Law is in effect at the Closing;

     (C) Seller shall have no indemnification obligation for any Environmental Loss for Required CAPEX (I) with respect to which Seller has not received a written claim from Buyer (specifying in reasonable detail the basis for such claim) within six months following the Closing Date or (II) which is not completed within five years following the Closing Date;

     (D) Seller shall have no indemnification obligation for any Environmental Loss for Required CAPEX unless the total amount of Environmental Losses under this clause (iv), together with the total amount of Environmental Losses under clause (iii), exceeds $2,000,000, and then only for 25% of the next $60,000,000 of Environmental Losses for Required CAPEX, and then only for 50% of the remaining Environmental Losses for Required CAPEX, subject in each case to clause (iv)(E); and

     (E) notwithstanding any other provision of this Agreement to the contrary, Seller's liability for Environmental Losses for Required CAPEX, together with all Environmental Losses for which Seller shall have liability under clause (iii), shall not exceed $35,000,000 in the aggregate.

     Notwithstanding any other provision of this Agreement to the contrary, Seller shall have no indemnification obligation for any Environmental Losses to the extent arising out of:

     (1) a material change or a planned material change in the operations of the facilities or in the businesses of the Company after the Closing, including the material reconfiguration of any process units, the material change in use of any such facilities or the cessation of all or a material part of the operations at any such facilities;

     (2) the cost of operating and maintaining the groundwater contamination extraction and treatment system in existence at the Closing at the Company's Houston refinery;

     (3) the operations of the Company at any time after the Closing or any exacerbation of, or contribution to, after the Closing any environmental condition existing prior to the Closing (collectively, provided, however, that Seller's liability for Environmental Losses for an Environmental Fine or arising out of a Required Cleanup shall include Environmental Losses resulting from Post-Closing Exacerbation to the extent such Environmental Losses resulting from such Post-Closing Exacerbation were incurred or suffered by no later than the earlier of (x) the 180th day after the Closing Date and (y) the date the first claim under this Section 11(c) for Environmental Losses for such Environmental Fine or arising out of such Required Cleanup shall have been made, excluding, for all purposes of this proviso, any Post-Closing Exacerbation resulting from gross negligence, recklessness or bad faith or for which such claim is made later than 180 days after the Closing Date; or

     (4) any claim for consequential damages, including lost profits or loss of production.

    In lieu of providing indemnification for any claim pursuant to this
Section 11(c) for which indemnification would otherwise be due after giving effect to all applicable conditions, limitations and qualifications, Seller may, with the consent of Buyer, which consent shall not be unreasonably withheld or delayed, conduct or continue to conduct any investigation, cleanup, remediation or other environmental evaluation which is the subject of, or could reasonably be expected to result in, a claim for indemnification under this Section 11(c) (collectively, "Post-Closing Remediation"). Each of Buyer and the Company shall, and hereby does, grant to Seller and its consultants and agents reasonable access at reasonable times to the operations and facilities of the Company to perform Post-Closing Remediation. In conducting any Post-Closing Remediation, Seller shall (i) not unreasonably interfere with the operations or facilities of the Company, (ii) comply with all applicable Environmental Laws and be responsible for the proper disposal of all wastes generated pursuant to any Post-Closing Remediation, (iii) indemnify and hold harmless Buyer, its affiliates (including Valero and the Company) and each of their respective officers, directors, employees, stockholders, agents and representatives against any loss, liability, claim, damage or expense, including reasonable attorneys' and consultants' fees and interest expenses, incurred by Buyer and its affiliates as a result of the actions of Seller or its agents and representatives in undertaking such Post-Closing Remediation, (iv) not make, without the written consent of Buyer which shall not be unreasonably withheld or delayed, any representations or commitments with respect to Post-Closing Remediation to any person, other than Buyer and its affiliates, except as may be required by a Governmental Entity pursuant to Environmental Law, (v) consult with Buyer regarding the scope, methodology and timing of any Post-Closing Remediation both prior to and during such Post-Closing Remediation and provide Buyer with reasonable and timely access to all relevant information collected in connection therewith,
(vi) except for disclosures to Buyer and its affiliates and except as may be required pursuant to Environmental Law, keep all information in connection with Post-Closing Remediation confidential and not disclose such information to third parties without the written consent of Buyer and (vii) comply with the Company's safety policies and procedures.

     Should Seller elect not to exercise its option to conduct Post-Closing Remediation or, should Buyer or the Company, at any time after the Closing, voluntarily conduct any cleanup, remediation or other environmental evaluation that, in any such case, could reasonably be expected to result in a claim for indemnification under this Section 11(c), Buyer or the Company shall consult with Seller, both prior to and during such cleanup, remediation or evaluation, concerning the scope, methodology and timing of such cleanup, remediation or evaluation, and shall provide Seller with reasonable and timely access to all relevant information collected in connection with any such cleanup, remediation or evaluation or collected in connection with any investigation that could reasonably be expected to result in a claim for indemnification under this Section 11(c).

     For purposes of this Section 11(c), "Off-Site Disposal Matter" means the disposal, arrangement for disposal or transportation, prior to the Closing, by the Company of Hazardous Materials at or to a landfill, dump, surface impoundment or other surface location not located on or at the facilities or properties of the Company; provided, however, that the term "Off-Site Disposal Matter" shall in no event include the migration of Hazardous Materials from the facilities or properties of the Company.

     (d) Other Indemnification by Buyer, Valero and the Company. After the Closing, each of Buyer, Valero and the Company shall jointly and severally (but subject to Section 13(b)) indemnify Seller, its affiliates and each of their respective officers, directors, employees, stockholders, agents and representatives against and hold them harmless from any loss, liability, claim, damage or expense, including reasonable legal fees and expenses (each, a "Seller Loss"), suffered or incurred by any such indemnified party (other than any relating to Taxes, for which indemnification provisions are set forth in Section 11(a)) to the extent arising from:

     (i) any breach as of the Closing Date of any representation or warranty of Buyer or Valero which survives the Closing contained in this Agreement or any Ancillary Agreement;

     (ii) any breach of any covenant of Buyer, Valero or the Company contained in this Agreement or any Ancillary Agreement requiring performance after the Closing;

     (iii) any guarantee or obligation to assure performance given or made by Seller or an affiliate of Seller with respect to any obligation of the Company set forth in clause (iv) or (v) below;

     (iv) any obligation or liability of the Company to the extent arising before, at or after the Closing, other than for which Seller has expressly agreed to pay or perform after the Closing pursuant to this Agreement or for which indemnification is provided by Seller under Section 11(a), 11(b) or 11(c);

     (v) any Current Liability;

     (vi) any discontinuance, suspension or modification on or after the Closing of any Plan;

    (vii) any obligation or liability described in Section 9 as the responsibility of Buyer, Valero or the Company;

     (viii) any Environmental Loss, other than for which indemnification is provided by Seller under Section 11(c); or

     (ix) the operation of the facilities or the businesses of the Company at any time after the Closing, including any Environmental Loss arising from such operation or businesses or the failure to comply with any Environmental Law after the Closing.

     Buyer, Valero and the Company shall not have any liability under clause
(i) of the immediately preceding paragraph: (A) for any individual items where the Seller Loss relating thereto is less than $25,000; (B) unless the aggregate of all Seller Losses relating thereto for which Buyer, Valero or the Company would, but for this clause (B), be liable exceeds on a cumulative basis $500,000, in which case Buyer, Valero and the Company shall be liable for all such Buyer Losses other than as provided in clauses (A) and (C) of this sentence; and (C) in excess of $215,000,000 in the aggregate.

     (e) Insurance. The amount of any loss, liability, claim, damage, expense or Tax for which indemnification is provided under this Section 11 shall be net of any amounts recovered or recoverable by the indemnified party (after subtracting deductibles and retroactive premiums paid, and other co-payments made, by the indemnified party) under insurance policies with respect to such loss, liability, claim, damage, expense or Tax. Notwithstanding anything to the contrary contained in this Agreement, without the prior consent of Seller, none of Buyer, Valero or the Company shall make or assert any claims, or assert or exercise any other rights, under or with respect to any third party liability, title or other similar insurance policy issued prior to the Closing Date (including any such policy listed in the Schedules) or issued, at the request of Seller, on or after the Closing Date, in any such case issued in the name of or on behalf of the Company, Seller, Seller Affiliate or any of their respective affiliates (other than Valero or the Buyer). Seller shall be subrogated to all the rights of Buyer, Valero and the Company under any such insurance policies. If so requested by Seller (and at Seller's expense), the Company shall make claims under such insurance policies, and any payments under such insurance policies shall be treated under this Agreement as payments by Seller under Section 11(b) or the applicable provisions of Section 11(c).

     (f) Termination of Indemnification. The obligations to indemnify and hold harmless a party hereto (i) pursuant to Section 11(a), shall terminate on the 20th day immediately following the date the applicable statutes of limitations with respect to the Tax liabilities in question expire (giving effect to any extension thereof), (ii) pursuant to Sections 11(b)(i) and 11(d)(i), shall terminate when the applicable representation or warranty terminates pursuant to Section 16, (iii) pursuant to Section 11(b)(vi), shall terminate six years after the Closing Date, (iv) pursuant to the other clauses of Sections 11(b) and 11(d) shall not terminate and (v) pursuant to Section 11(c), shall terminate as provided in such Section; provided, however, that as to clauses (i), (ii) and (iii) above such obligations to indemnify and hold harmless shall not terminate with respect to any item as to which the person to be indemnified or the related party thereto shall have, before the expiration of the applicable period, previously made a claim by delivering a notice of such claim (stating in reasonable detail the basis of such claim) to the indemnifying party.

     (g) Procedures Relating to Indemnification (Other than under Sections 11(a) and 11(c)(ii), (iii) and (iv)). In order for a party (the "indemnified party") to be entitled to any indemnification provided for under this Agreement (other than under Sections 11(a) and 11(c)(ii), 11(c)(iii) and 11(c)(iv)) in respect of, arising out of or involving a claim or demand made by any person against the indemnified party (a "Third Party Claim"), such indemnified party must notify the indemnifying party in writing, and in reasonable detail, of the Third Party Claim within 10 Business Days after the earlier of (i) such indemnified party having actual knowledge of such Third Party Claim and (ii) receipt by such indemnified party of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure (except that the indemnifying party shall not be liable for any expenses incurred during the period in which the indemnified party failed to give such notice). Thereafter, the indemnified party shall deliver to the indemnifying party, within five Business Days after the indemnified party's receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Third Party Claim; provided, however, that failure to provide such copies shall not affect the indemnification provided hereunder except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure.

     If a Third Party Claim is made against an indemnified party, the indemnifying party shall be entitled to participate, at any time, in the defense thereof and, if it so chooses and acknowledges its obligation to indemnify the indemnified party therefor, to assume, at any time, the defense thereof with counsel selected by the indemnifying party, provided that such counsel is not reasonably objected to by the indemnified party. Should the indemnifying party so elect to assume the defense of a Third Party Claim, the indemnifying party shall not be liable to the indemnified party for legal expenses subsequently incurred by the indemnified party in connection with the defense thereof. If the indemnifying party assumes such defense, the indemnified party shall have the right to participate in the defense thereof and to employ counsel (not reasonably objected to by the indemnifying party), at its own expense, separate from the counsel employed by the indemnifying party, it being understood that the indemnifying party shall control such defense. The indemnifying party shall be liable for the fees and expenses of counsel employed by the indemnified party for any period during which the indemnifying party has failed to assume the defense thereof (other than (i) during the period prior to the time the indemnified party shall have given notice of the Third Party Claim as provided above and (ii) for the 15-day period following the giving of such notice if, by the end of such 15-day period, the indemnifying party elects to assume the defense thereof).

     If the indemnifying party so elects to assume the defense of any Third Party Claim, all the indemnified parties shall cooperate with the indemnifying party in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the indemnifying party's request) the provision to the indemnifying party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. At any time (i) during the period prior to the time the indemnified party shall have given notice of a Third Party Claim as provided above, (ii) during the 30-day period following the giving of such notice or (iii) following the indemnifying party's assumption of the defense of such Third Party Claim, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the indemnified party's prior written consent (which consent shall not be unreasonably withheld). If the indemnifying party shall have assumed the defense of a Third Party Claim, the indemnified party shall agree to any settlement, compromise or discharge of a Third Party Claim which the indemnifying party may recommend and which by its terms obligates the indemnifying party to pay the full amount of the liability in connection with such Third Party Claim, which releases the indemnified party completely in connection with such Third Party Claim and which would not otherwise adversely affect the indemnified party.

     The indemnification required by Sections 11(b) and 11(d) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or loss, liability, claim, damage or expense is incurred. All claims under Section 11(b) or 11(d) other than Third Party Claims shall be governed by Section 11(h). All Tax Claims (as defined in Section 11(i)) shall be governed by Section 11(i).

     (h) Other Claims. In the event any indemnified party should have a claim against any indemnifying party under Section 11(b), 11(c)(i) or 11(d) that does not involve a Third Party Claim being asserted against or sought to be collected from such indemnified party, the indemnified party shall deliver written notice of such claim with reasonable promptness to the indemnifying party. The failure by any indemnified party so to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to such indemnified party under Section 11(b) or 11(d), except to the extent that the indemnifying party demonstrates that it has been actually prejudiced by such failure. If the indemnifying party does not notify the indemnified party within 10 Business Days following its receipt of such notice that the indemnifying party disputes its liability to the indemnified party under Section 11(b) or 11(d), such claim specified by the indemnified party in such notice shall be conclusively deemed a liability of the indemnifying party under Section 11(b) or 11(d) and the indemnifying party shall pay the amount of such liability to the indemnified party on demand or, in the case of any notice in which the amount of the claim (or any portion thereof) is estimated, on such later date when the amount of such claim (or such portion thereof) becomes finally determined. If the indemnifying party has timely disputed its liability with respect to such claim, as provided above, the indemnifying party and the indemnified party shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved by litigation in an appropriate court of competent jurisdiction, subject to Section 29.

     (i) Procedures Relating to Indemnification of Tax Claims. If a claim shall be made by any taxing authority, which, if successful, might result in an indemnity payment to an indemnified party pursuant to Section 11(a), the party receiving such claim shall promptly notify the other party in writing of such claim (a "Tax Claim"). If the indemnified party receives notice of a Tax Claim from a taxing authority and fails to notify the indemnifying party thereof within a sufficient period of time to allow the indemnifying party to effectively contest such Tax Claim, or in reasonable detail to apprise the indemnifying party of the nature of the Tax Claim, in each case taking into account the facts and circumstances with respect to such Tax Claim, the indemnifying party shall not be liable to the indemnified party with respect to such Tax Claim to the extent that the indemnifying party's position is actually prejudiced as a result thereof.

     The indemnifying party shall have the right (at its own cost and expense) to control all proceedings taken in connection with any Tax Claim (including selection of counsel not reasonably objected to by the indemnified party) and, without limiting the foregoing, may in its sole discretion pursue or forego any and all administrative appeals, proceedings, hearings and conferences with any taxing authority with respect thereto, and may, in its sole discretion, either pay the Tax claimed and sue for a refund where Applicable Law permits such refund suits or contest the Tax Claim in any permissible manner; provided, however, that the indemnifying party shall not, without the indemnified party's prior written consent, enter into any compromise or settlement of a Tax Claim that would adversely affect the indemnified party. The indemnifying party shall keep the indemnified party informed of all material developments and events relating to any such Tax Claim (including providing to the indemnified party, upon request, copies of all written materials pertaining to any such Tax Claim), and the indemnified party or its authorized representative shall be entitled, at the indemnified party's cost and expense, to participate in all conferences, meetings and proceedings relating to any such Tax Claim.

     The indemnified party shall reasonably cooperate with the indemnifying party in contesting any Tax Claim, which cooperation shall include the retention and (upon the indemnifying party's request) the provision to the indemnifying party of records and information which are reasonably relevant to such Tax Claim, and making employees available on a mutually convenient basis to provide additional information or explanation of any material provided hereunder or to testify at proceedings relating to such Tax Claim.

     So long as the indemnifying party is diligently defending a Tax Claim, neither the indemnified party nor any of its officers, directors, employees, stockholders, agents or representatives shall settle or otherwise compromise any Tax Claim without the indemnifying party's prior written consent. No party shall settle a Tax Claim relating solely to Taxes of the Company or any Subsidiary for a Straddle Period without the other party's prior written consent.

     (j) Cooperation. Buyer, Valero and the Company, on the one hand, and Seller, on the other, shall cooperate with each other with respect to resolving any claim or liability with respect to which one party is obligated to indemnify the other party hereunder.

     (k)  NO LIMITATION BASED ON NEGLIGENCE.  TO THE EXTENT ANY
INDEMNIFICATION CONTAINED IN THIS SECTION 11 WOULD INDEMNIFY ANY PERSON FOR ITS OWN NEGLIGENCE, THE PARTIES HERETO EXPRESSLY AND KNOWINGLY INTEND TO INDEMNIFY SUCH PERSON FOR ITS OWN NEGLIGENCE.

     SECTION 12. Tax Matters. (a) (i) Buyer shall timely make an election under Section 338(g) of the Code (and any comparable election under state or local Tax law) with respect to the Company, (ii) Buyer and Seller shall join in making an election under Section 338(h)(10) of the Code and any comparable election under state or local Tax law with respect thereto and (iii) Buyer and Seller shall in good faith cooperate in the completion and timely filing of any such elections in accordance with the provisions of Treasury Regulation s 1.338(h)(10)-1 (or any comparable provisions of state or local Tax law) or any successor provision. For purposes of executing any such elections, on or prior to the Closing Date, Buyer and Seller (and any of their affiliates as necessary) shall jointly execute (i) IRS Form 8023-A and all attachments required to be filed therewith pursuant to applicable Treasury Regulations and
(ii) any other forms required to be filed under state or local Tax law with respect to such elections; provided, however, that if all the information necessary to complete such attachments or such other state and local forms is not available on the Closing Date, Buyer and Seller (and any of their respective affiliates as necessary) shall jointly execute such attachments or such other state or local forms as soon as practical, but in no event later than 30 days before the date such Form 8023-A is required to be filed.
Neither Seller nor Buyer (nor any of their respective affiliates, including Valero, the Company and the Subsidiaries) shall take any position on any Tax Return or with any taxing authority that is inconsistent with the agreed allocation set forth in Schedule 12(a). Buyer and Seller agree that the purchase price (as defined in Section 338(h) of the Code) shall be allocated among the Company's assets as reflected in Schedule 12(a), subject to the determination of the amount of Net Working Capital under Section 2(b) and to allocation within classes of assets based on appraisals (with the cost for any such appraisal being borne by the party requesting such appraisal).

     (b) For any taxable period of the Company or any of the Subsidiaries that includes (but does not end on) the Closing Date, Buyer shall timely prepare and file with the appropriate authorities all Tax Returns required to be filed and shall pay all Taxes due with respect to such Tax Returns; provided, however, that Seller shall reimburse Buyer (in accordance with the procedures set forth in Section 11) for any amount owed by Seller pursuant to
Section 11 with respect to the taxable periods covered by such Tax Returns. For any taxable period of the Company or any of the Subsidiaries that ends on or before the Closing Date, Seller shall timely prepare and file with the appropriate authorities all Tax Returns required to be filed, and shall pay all Taxes due with respect to such Tax Returns. Buyer and Seller agree to cause the Company to file all Tax Returns for the period including the Closing Date on the basis that the relevant taxable period ended as of the close of business on the Closing Date, unless the relevant taxing authority will not accept a Tax Return filed on that basis.

     (c) Seller, the Company and Buyer shall reasonably cooperate, and shall cause their respective affiliates, officers, employees, agents, auditors and representatives reasonably to cooperate, in preparing and filing all returns, reports and forms relating to Taxes, including maintaining and making available to each other all records necessary in connection with Taxes and in resolving all disputes and audits with respect to all taxable periods relating to Taxes. Buyer and Seller recognize that Seller and its affiliates will need access, from time to time, after the Closing Date, to certain accounting and Tax records and information held by the Company to the extent such records and information pertain to events occurring prior to the Closing Date; therefore, Buyer agrees, and agrees to cause the Company, (i) to use its best efforts to properly retain and maintain such records until one year after the expiration of the applicable statutes of limitations (giving effect to any extension thereof) or until such earlier time as Seller agrees that such retention and maintenance is no longer necessary and (ii) to allow Seller and its agents and representatives (and agents or representatives of any of its affiliates), at times and dates mutually acceptable to the parties, to inspect, review and make copies of such records as Seller may deem necessary or appropriate from time to time, such activities to be conducted during normal business hours and at Seller's expense.

     (d) Any refunds or credits of Taxes of the Company or any of the Subsidiaries for any taxable period ending on or before the Closing Date shall be for the account of Seller. Any refunds or credits of Taxes of the Company for any taxable period beginning after the Closing Date shall be for the account of the Buyer.

     (e) Seller shall be responsible for filing any amended consolidated, combined or unitary Tax Returns for taxable years ending on or prior to the Closing Date which are required as a result of examination adjustments made by the Internal Revenue Service or by the applicable state, local or foreign taxing authorities for such taxable years as finally determined. For those jurisdictions in which separate Tax Returns are filed by the Company, any required amended returns resulting from such examination adjustments, as finally determined, shall be prepared by Seller and furnished to the Company, as the case may be, for approval (which approval shall not be unreasonably withheld), signature and filing at least 30 days prior to the due date for filing such Tax Returns.

     (f) All transfer, documentary, sales, use, registration and other such Taxes (including all applicable real estate transfer or gains Taxes) and related fees (including any penalties, interest and additions to Tax) incurred in connection with this Agreement and the transactions contemplated hereby (other than as described in the following sentence) shall be shared equally between Seller and Buyer, and Seller and Buyer shall cooperate in timely making all filings, returns, reports and forms as may be required to comply with the provisions of such Tax laws. Seller shall pay any stock transfer Taxes due as a result of the transfer of the Shares, and Valero shall pay any stock transfer Taxes due as a result of the transfer of the Valero Shares.

     (g) Seller shall deliver to Buyer at the Closing a certificate in form and substance satisfactory to Buyer, duly executed and acknowledged, certifying any facts that would exempt the transactions contemplated hereby from withholding pursuant to the provisions of the Foreign Investment in Real Property Tax Act.

     (h) On the Closing Date, Buyer and Valero shall cause the Company to conduct its business in the ordinary course in substantially the same manner as presently conducted and on the Closing Date shall not permit the Company to effect any extraordinary transactions (other than any such transactions expressly required by Applicable Law or by this Agreement) that could result in Tax liability to the Company in excess of Tax liability associated with the conduct of its business in the ordinary course.

     (i) Seller shall cause the provisions of any Tax sharing agreement between Seller and any of its affiliates (other than the Company), on the one hand, and the Company, on the other, to be terminated on or before the Closing Date.

     (j) Notwithstanding anything to the contrary contained in this Section 12, to the extent an accrual or other item for excise taxes is included in Current Liabilities, such excise taxes shall be the sole responsibility of Buyer and the Company following the Closing.

     (k) Except as otherwise provided in Sections 11(a) and 12, Buyer, Valero and the Company shall not be required to make any payment to Seller with respect to income tax or deferred income tax benefits (including the benefit of any loss carryforwards available after the Closing for purposes of Louisiana and Texas franchise taxes).

     SECTION 13. Assignment; Merger and Spin-Off. (a) Assignment. Subject to Section 13(b) below, this Agreement and the rights and obligations hereunder shall not be assignable or transferable (including by operation of law in connection with a merger, or sale of substantially all the assets, of any party) by either Buyer or Valero, on the one hand, or Seller, on the other, without the prior written consent of such other party hereto, or by the Company without the prior written consent of each of the other parties hereto; provided, however, that Buyer may assign its right to purchase the Shares hereunder to a subsidiary of Buyer or to Valero without the prior written consent of Seller. Notwithstanding the foregoing, all or any portion of Seller's rights to Additional Annual Payments, and, in connection therewith, Seller's corresponding obligations and other rights under Annex A, shall be freely assignable and transferable to and among affiliates of Seller. In no event shall any assignment limit or affect the assignor's obligations hereunder. Any attempted assignment in violation of this Section 13(a) shall be void.

     (b) Merger and Spin-Off. Valero has entered an Agreement and Plan of Merger dated as of January 31, 1997, as amended (the "Merger Agreement"), with PG&E, providing for the merger (the "Merger") of Valero with and into a subsidiary of PG&E. Immediately prior to the Merger, Valero will distribute the Common Stock, par value $.01 per share ("Buyer Common Stock"), of Buyer to the shareholders of Valero (the "Spin-Off"), resulting in Buyer becoming a separate publicly held company. The parties intend to consummate the purchase and sale of the Shares prior to the consummation of the Spin-Off and the Merger. If, however, the Spin-Off and the Merger are consummated prior to the consummation of the purchase and sale of the Shares, the parties agree that the Stock Amount, instead of being paid in Valero Common Stock, shall be paid in Buyer Common Stock. Upon consummation of the Merger (whether such consummation is before or after consummation of the purchase and sale of the Shares), Valero shall have no obligations or other liabilities whatsoever hereunder, including under Sections 1(a)(ii) and 11(d), or under the Ancillary Agreements or in connection with any of the transactions contemplated hereby or thereby; provided, however, that, concurrently with the consummation of the Merger, Buyer, Valero, Seller and the Company shall enter into an amendment to this Agreement in a mutually satisfactory form whereby (i) Sections 1 and 2 will be amended as necessary to reflect that the Stock Amount will be paid in Buyer Common Stock and not Valero Common Stock, (ii) Valero will be released from all its obligations and other liabilities hereunder, (iii) the representations, warranties and covenants made by Valero hereunder with respect to Valero and the Valero Subsidiaries will be amended to relate to Buyer and its subsidiaries, instead of to Valero and the Valero Subsidiaries (which amended representations, warranties and covenants shall be considered to have been in effect since the date of this Agreement) and (iv) the parties will agree that the Closing will not occur any earlier than at least 20 NYSE trading days after the Buyer Common Stock has been listed on the NYSE.

     SECTION 14. No Third Party Beneficiaries. Except as provided in Section 11, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein express or implied shall give or be construed to give to any person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

     SECTION 15. Termination. (a) Anything contained herein to the contrary notwithstanding, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing:

     (i) by mutual written consent of Seller and Buyer;

     (ii) by Seller if any of the conditions set forth in Section 3(b) shall have become incapable of fulfillment, and shall not have been waived by Seller;

     (iii) by Buyer if any of the conditions set forth in Section 3(a) shall have become incapable of fulfillment, and shall not have been waived by Buyer; or

     (iv) by either Seller or Buyer, if the Closing does not occur on or prior to July 1, 1997;

provided, however, that the party seeking termination pursuant to clause (ii),
(iii) or (iv) is not in breach in any material respect of any of its representations, warranties, covenants or agreements contained in this Agreement.

     (b)  In the event of termination by Seller or Buyer pursuant to this
Section 15, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated, without further action by either party. If the transactions contemplated by this Agreement are terminated as provided herein:

     (i) Buyer and Valero shall return all documents and other material received from Seller or the Company relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to Seller;

     (ii) Seller and the Company shall return all documents and other material received from Buyer, Valero or any other Valero Subsidiary relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to Buyer; and

     (iii) all confidential information received by Buyer or Valero with respect to the Company, the Subsidiaries and their businesses shall be treated in accordance with the Confidentiality Agreement, which shall remain in full force and effect notwithstanding the termination of this Agreement.

     (c) If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in this Section 15, this Agreement shall become void and of no further force or effect, except for the provisions of
(i) Section 8(c) relating to publicity, (ii) Section 17 relating to certain expenses, (iii) Section 18 relating to attorney fees and expenses, (iv)
Section 24 relating to finder's fees and broker's fees, (v) Section 29 relating to arbitration and (vi) this Section 15. Nothing in this Section 15 shall be deemed to release Buyer or Valero, on the one hand, or Seller or the Company, on the other, from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of either such party to compel specific performance by the other party of its obligations under this Agreement.

     SECTION 16. Survival of Representations. The representations and warranties in this Agreement or any Ancillary Agreement shall survive the Closing solely for purposes of Section 11 and shall terminate at the close of business three years following the Closing Date; provided, however, that (i) representations and warranties relating to Taxes shall terminate on the Closing Date, (ii) representations and warranties relating to title to real property shall not terminate, (iii) the representations and warranties in the last paragraph of Section 4(l) shall terminate at the close of business five years following the Closing Date and (iv) the representations and warranties in Section 4(w) shall terminate at the close of business one year following the Closing Date.

     SECTION 17. Expenses. Whether or not the transactions contemplated hereby are consummated, and except as otherwise specifically provided in this Agreement, all costs and expenses incurred in connection with this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby shall be paid by the party incurring such costs or expenses. Seller shall promptly reimburse the Company for any legal, accounting or other third party fees or expenses incurred by the Company prior to the Closing in connection with this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby. Any such reimbursement shall be in addition to any other relief to which such other party may be entitled.

     SECTION 18. Attorney Fees. A party in breach of this Agreement shall, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement. The payment of such expenses is in addition to any other relief to which such other party may be entitled.

     SECTION 19. Amendments. No amendment, modification or waiver in respect of this Agreement shall be effective unless it shall be in writing and signed by each of the parties hereto.

     SECTION 20. Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by prepaid telex, cable or telecopy or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand, telexed, cabled or telecopied, or if mailed, three days after mailing (one Business Day in the case of express mail or overnight courier service), as follows:

     (i) if to Seller,

                    Salomon Inc
                    Seven World Trade Center
                    New York, New York 10048
                    Telecopy No.:  (212) 783-3219
                    Attention:  Mr. Thomas W. Jasper;

     with a copy to:

                    Richard Hall, Esq.
                    Cravath, Swaine & Moore
                    825 Eighth Avenue
                    New York, New York 10019
                    Telecopy No.:  (212) 474-3700

     (ii) if to the Company,

                    Basis Petroleum, Inc.
                    One Allen Center
                    500 Dallas, Suite 3200
                    Houston, Texas 77002
                    Telecopy No.:  (713) 659-3525
                    Attention:  President;

     (iii) if to Buyer,

                    Valero Refining and Marketing Company
                    530 McCullough Avenue
                    San Antonio, Texas 78215
                    Telecopy No.:  (210) 246-3065
                    Attention:  President;

     with a copy to:

                    Valero Refining and Marketing Company
                    530 McCullough Avenue
                    San Antonio, Texas 78215
                    Telecopy No.: (210) 246-3065
                    Attention:  General Counsel; and

     (iv) if to Valero,

                    Valero Energy Corporation
                    530 McCullough Avenue
                    San Antonio, Texas 78215
                    Telecopy No.:  (210) 246-3065
                    Attention:  President;

     with a copy to:

                    Valero Energy Corporation
                    530 McCullough Avneue
                    San Antonio, Texas 78215
                    Telecopy No.: (210) 246-3065
                    Attention:  General Counsel.

     SECTION 21.  Interpretation; Exhibits and Schedules; Certain Definitions.
(a) The headings contained in this Agreement, in any Annex, Exhibit or Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any matter set forth in any provision, subprovision, Section or subsection of any Schedule hereto shall be deemed set forth for all purposes in each Schedule to the extent relevant. All Annexes, Exhibits and Schedules attached hereto or referred to herein (including the "Introduction" to the Schedules) are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Annex, Schedule or Exhibit but not otherwise defined therein, shall have the meaning as defined in this Agreement.

     (b)  For all purposes hereof:

     (i) "including" means including, without limitation;

     (ii) "knowledge" of Seller means (A) as to matters prior to the Closing, the knowledge after due inquiry of any executive officer of Seller or the Company, the Treasurer or Controller of the Company or any employee of the Company with primary responsibility as to the matter as to which the knowledge relates and (B) as to matters after the Closing, the knowledge after due inquiry of any executive officer of Seller;

     (iii) "knowledge" of Buyer or Valero means (A) as to matters prior to the Closing, the knowledge after due inquiry of any executive officer of Buyer or Valero or any employee of Buyer or Valero with primary responsibility as to the matter as to which the knowledge relates and (B) as to matters after the Closing, the knowledge after due inquiry of any executive officer of Buyer, Valero or the Company, the Treasurer or Controller of the Company or any employee of Buyer, Valero or the Company with primary responsibility as to the matter as to which the knowledge relates;

     (iv) "person" means any individual, firm, corporation, partnership, limited liability company, trust, joint venture, Governmental Entity or other entity; and

     (v) "to the extent" means to the extent and only to the extent.

     SECTION 22. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

SECTION 23. Entire Agreement. This Agreement, the Confidentiality Agreement and the Ancillary Agreements contain the entire agreement and understanding between or among the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings relating to such subject matter. No such party shall be liable or bound to any other party in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein or in the Confidentiality Agreement or the Ancillary Agreements.

     SECTION 24. Fees. Each party hereto hereby represents and warrants that no brokers or finders have acted for such party in connection with this Agreement, any Ancillary Agreement or the transactions contemplated hereby or thereby and that no brokers or finders are entitled to any brokerage fee, finder's fee or commission in respect thereof.

     SECTION 25. Severability. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances.

     SECTION 26. Consent to Jurisdiction; Waivers. Subject to Section 29, each of the parties hereto irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County, and (b) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement, any Ancillary Agreement or any transaction contemplated hereby or thereby. Each of the parties hereto agrees to commence any action, suit or proceeding relating hereto either in the United States District Court for the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each of the parties hereto further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this
Section 26. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement, any Ancillary Agreement or the transactions contemplated hereby or thereby in (i) the Supreme Court of the State of New York, New York County, or (ii) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each of the parties hereto irrevocably and unconditionally waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any action, suit or proceeding any special, exemplary, punitive or consequential damages.

     SECTION 27. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY AND FOR ANY COUNTERCLAIM WITH RESPECT THERETO.

    SECTION 28. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.

     SECTION 29. Arbitration. Any controversy, dispute or claim arising out of, in connection with, or in relation to the interpretation, performance, nonperformance, validity or breach of this Agreement (including Annex A, except as otherwise provided in paragraph 4 thereof), any Ancillary Agreement or otherwise arising out of, or in any way related to, this Agreement or any Ancillary Agreement, including any claim based on contract, tort, statute or constitution, shall be determined, except as otherwise provided in Section 2(b) or in paragraph 4 of Annex A, at the request of any party, by arbitration conducted in Houston, Texas, before and in accordance with the then-existing Rules for Commercial Arbitration of the American Arbitration Association (the "Rules"), and any judgment or award rendered by the arbitrators shall be final, binding and unappealable, and judgment may be entered by any state or Federal court having jurisdiction thereof. The pre-trial discovery procedures of the then-existing Federal Rules of Civil Procedure and the then-existing Rules 46 and 47 of the Civil Rules for the United States District Court for the Southern District of New York shall apply to any arbitration pursuant to this Section 29. Any controversy concerning whether a dispute is an arbitrable dispute, whether arbitration has been waived, whether an assignee of this Agreement is bound to enforceability of this Section 29 shall be determined by a panel of three arbitrators. Seller and Buyer shall each select one such arbitrator, and the two arbitrators so selected shall select the third arbitrator. Each arbitrator shall be recommended by the American Arbitration Association and have had substantial professional experience with regard to the business of the Company. Each arbitrator shall sign an oath agreeing to be bound by the Code of Ethics for Arbitrators in Commercial Disputes promulgated by the AAA for Neutral Arbitrators. It is the intent of the parties to avoid the appearance of impropriety due to bias or partiality on the part of any arbitrator. Prior to each arbitrator's formal appointment, such arbitrator shall disclose to the parties and the other arbitrators any financial, fiduciary, kinship or other relationship between such arbitrator and any party or its counsel, or between such arbitrator and any individual or entity with any financial, fiduciary, kinship or other relationship with any party. For the purpose of this Section 29, "appearance of impropriety" shall be defined as such relationship or behavior as would cause a reasonable person to believe that bias or partiality on the part of the arbitrator may exist in favor of any party. Any award or portion thereof, whether preliminary or final, shall be in a written opinion containing findings of fact and conclusions of law signed by each arbitrator. The arbitrators shall hear and determine any preliminary issue of law asserted by a party to be dispositive of any claim or for summary judgment, pursuant to such terms and procedures as the arbitrators deem appropriate. It is the intent of the parties that, barring extraordinary circumstances, any arbitration hearing shall be concluded within two months of the date the statement of claim is received by the American Arbitration Association. Unless the parties otherwise agree, once commenced, hearings shall be held five days a week, with each hearing day to begin at 9:00 A.M. local time and to conclude at 5:00 P.M. local time. The parties may upon agreement extend these time limits, or the chairperson of the panel of arbitrators may extend them if such chairperson determines that the interests of justice otherwise requires. The arbitrators shall use their best efforts to issue the final award or awards within a period of 30 days after closure of the proceedings. Failure to do so shall not be a basis for challenging the award. The parties and the arbitrators shall treat all aspects of the arbitration proceedings, including discovery, testimony, and other evidence, briefs and the award, as strictly confidential. The parties intend that the provisions to arbitrate set forth in this Section 29 be valid, enforceable and irrevocable. The designation of a situs or a governing law for this Agreement or any Ancillary Agreement or the arbitration shall not be deemed an election to preclude application of the Federal Arbitration Act, if it would be applicable. In their award the arbitrators shall allocate, in their discretion, among the parties to the arbitration all costs of the arbitration, including the fees and expenses of the arbitrators and reasonable attorneys' fees, costs and expert witness expenses of the parties. The undersigned agree to comply with any award made in any such arbitration proceedings that has become final in accordance with the Rules and agree to the entry of a judgment in any jurisdiction specified in Section 26 upon any award rendered in such proceedings becoming final under the Rules. The arbitrators shall be entitled, if appropriate, to award any remedy in such proceedings, including monetary damages, specific performance and all other forms of legal and equitable relief, including punitive damages (subject to the limitation on consequential damages in Section 11(c)). The provisions of this Section 29 shall not apply to any dispute between the parties to be resolved by the Accounting Firm pursuant to Section 2(b) or by the Independent Firm (as defined in Annex A) pursuant to paragraph 4 of Annex A.

     SECTION 30. Glossary. As used in this Agreement (or, if so indicated, with respect to particular Sections hereof), the following terms have the meanings ascribed to such terms in the Sections set forth below:

Defined Term                                  Section
Accounting Firm                               2(b)(v)
Additional Annual Payments                    1(a)(ii)
Aged Trade Receivables                        2(b)(ii)
Ancillary Agreements                          3(a)(v)
Applicable Law                                3(a)(iii)
Assumption Agreements                         3(a)(v)
Average Fair Market Value                     2(b)(viii)
Average Market Price                          2(a)(ii)
Average Period                                2(a)(ii)
Balance Sheet                                 4(g)
Basis Clearing                                1(b)(iii)
Benefit Plans                                 4(o)(i)(B)
Business Day                                  2(b)(i)
Buyer                                         Caption
Buyer Common Stock                            13(b)
Buyer Investigation                           5(a)
Buyer Loss                                    11(b)
Buyer Material Adverse Effect                 6(b)
Buyer Tax Act                                 11(a)
CERCLA                                        4(q)(ii)
Closing                                       2(a)(i)
Closing Date                                  2(a)(i)
Code                                          4(h)(i)(C)
Collection Period                             8(i)
Company                                       Caption
Company Properties                            4(j)(1)
Confidentiality Agreement                     7(c)
Contracts                                     4(l)
Current Assets                                2(b)(i)
Current Liabilities                           2(b)(i)
DGCL                                          6(l)
DOJ                                           8(e)
Environmental Data                            4(q)(ii)
Environmental Fine                            11(c)(ii)
Environmental Laws                            4(q)(ii)
Environmental Loss                            11(c)
ERISA                                         4(o)(i)
Estimated Net Working Capital Amount          2(b)(iii)
Ex-Date                                       2(a)(ii)
Exchange Act                                  4(b)
Excluded Assets                               1(b)
Excluded Genesis Agreements                   Schedule 1(c)
Excluded Derivative Contracts                 1(b)(xi)
Excluded Employees                            9(a)
Excluded Liabilities                          1(c)
Filed SEC Documents                           6(k)
Final Statement                               2(b)(iv)
Financial Statements                          4(g)
Financing                                     6(o)
Forward Physical Contracts                    2(b)(i)
FTC                                           8(e)
GC                                            1(b)(vi)
GE                                            1(b)(vi)
GELLC                                         1(b)(vi)
Genesis                                       1(b)(vi)
Genesis Investments                           1(b)(vi)
Genesis Services Agreement                    8(g)(2)
Governmental Entity                           3(a)(iii)
Hazardous Materials                           4(q)(ii)
HSR Act                                       3(a)(iv)
including                                     21(b)(i)
Indemnified Exchange Imbalance                2(b)(ii)
indemnified party                             11(g)
Insured Properties                            4(j)(1)
Intellectual Property                         4(k)(ii)
Interest Rate Swaps                           1(b)(viii)
knowledge of Buyer or Valero                  21(b)(iii)
knowledge of Seller                           21(b)(ii)
Leased Property                               4(j)(1)
Liens                                         4(b)
List                                          9(a)
Mechanics' Liens                              4(i)(1)(E)
Merger                                        13(b)
Merger Agreement                              13(b)
Net Working Capital                           2(b)(i)
Non-Transitional Period                       9(b)
Notice of Disagreement                        2(b)(iv)
NYMEX                                         1(b)(xi)
NYSE                                          2(a)(ii)
NYSE Tape                                     2(a)(ii)
Off-Site Disposal Matters                     11(c)
Order                                         3(a)(ii)
Outsourced Services                           8(g)(2)
Outsourcing and Resolution Services Agreement 8(g)(4)
Owned Property                                4(j)(1)
Pension Plans                                 4(o)(i)
Permitted Liens                               4(i)(1)(F)
person                                        21(b)(iv)
PG&E                                          6(i)
Physical Inventory                            2(b)(iv)
Plans                                         11(b)(vii)
Post-Closing Exacerbation                     11(c)(3)
Post-Closing Receivable                       8(i)
Post-Closing Remediation                      11(c)
pre-Closing Tax Period                        4(h)(i)(B)
Processing Property                           4(k)(i)
Purchase Price                                1(a)(i)
Records                                       8(f)
Release                                       4(q)(ii)
Required CAPEX                                9(c)(iv)
Required Cleanup                              9(c)(iii)
Resolution Employees                          8(g)(3)
Retained Employees                            9(a)
Retained SFAS 106 Liability                   1(c)(vi)
Rules                                         29
Safe Harbor Lease                             1(b)(v)
SEC                                           6(i)
SEC Documents                                 6(i)
Securities Act                                4(b)
Seller                                        Caption
Seller Affiliate                              8(g)(2)
Seller Controlled Group                       4(o)(i)(A)
Seller Loss                                   11(d)
Seller Material Adverse Effect                4(b)
Seller Post-Closing Matters                   8(g)(3)
Seller Receivables                            8(i)
SFAS 106                                      1(c)(vi)
Share Maximum                                 2(a)(i)
Shares                                        Preamble
Spin-Off                                      13(b)
Statement                                     2(b)(iv)
Stay Bonuses                                  9(e)
Stock Amount                                  1(a)(i)
Stockholder Agreements                        3(a)(v)
Straddle Period                               11(a)
Subsidiary                                    1(b)(iii)
Takeover Statute                              6(l)
Tax                                           4(h)(i)(A)
Tax Claim                                     11(i)
Taxes                                         4(h)(i)(A)
Tax Return                                    4(h)(ii)(A)
Third Party Claim                             11(g)
Third Party Exposure Claim                    11(c)(i)
to the extent                                 21(b)(v)
Transition Employees                          9(a)
Transition Period                             9(a)
Valero                                        Caption
Valero Benefit Plans                          6(k)
Valero Common Stock                           Preamble
Valero Shares                                 2(a)(i)
Valero Stockholder Agreement                  3(a)(v)
Valero Stock Plans                            6(e)
Valero Subsidiary                             6(d)(i)
Value-based Taxes                             11(a)
WARN Act                                      4(r)(i)(E)

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

                                   SALOMON INC,

                                   by /s/ Robert E. Denham

                                   Name:   Robert E. Denham
                                   Title:  Chairman and Chief Executive
                                           Officer

                                   BASIS PETROLEUM, INC.,

                                   by /s/ Jeffrey R. Serra

                                   Name:   Jeffrey R. Serra
                                   Title:  Chairman, President and Chief
                                           Executive Officer

                                   VALERO REFINING AND MARKETING COMPANY,

                                   by /s/ Stan McLelland

                                   Name:  Stan McLelland
                                   Title:  Executive Vice President and
                                           General Counsel

                                   VALERO ENERGY CORPORATION,

                                   by /s/ Stan McLelland

                                   Name:  Stan McLelland
                                   Title:  Executive Vice President and
                                   General Counsel

                                   Approved:  /s/ Robert E. Denham
                                   Seller

                                   /s/ Stan McLelland
                                   Buyer

                                   /s/ Stan McLelland
                                   Valero

                                   /s/ Jeffrey R. Serra
                                   Company

The following schedules have been omitted from the filed version of this agreement:

Disclosure Schedules

Annex A - Additional Payments

Exhibit A - Stockholder Agreement

Exhibit C-1 - Assignment and Assumption

Exhibit C-2 - Assignment and Assumption

Valero agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.